SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Silence Therapeutics plc
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Silence Therapeutics plc

(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 02992058)

Registered Office: 27 Eastcastle Street, London W1W 8DH, United Kingdom

April 29, 2026

Dear Shareholder:

We are pleased to provide details of the 2026 Annual General Meeting (the “AGM”) of Silence Therapeutics plc to be held on Tuesday, June 16, 2026, at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at 221 River Street, 9th Floor, Hoboken, NJ 07030 and electronically via https://meetings.lumiconnect.com/100-943-925-064. The AGM will be held as a hybrid general meeting so that holders of ordinary shares will be able to participate in the meeting in person or electronically.

Details regarding the business to be conducted at AGM and admission to the AGM are described in the accompanying Notice of Annual General Meeting of Shareholders and proxy statement.

Your vote is important. We hope you will vote as soon as possible. You may vote through any of the means described in the accompanying proxy statement, or, if you are a holder of our American Depositary Shares (“ADSs”), the ADS proxy card provided to you. Please carefully review the instructions on each of your voting options described in this proxy statement, the notice, and, if applicable, the voting instructions.

Thank you for your ongoing support of and continued interest in Silence Therapeutics plc. We look forward to receiving your vote in respect of the business to be conducted at the AGM.

Yours sincerely,

/s/ Iain Ross

Iain Ross

Chairman and Interim Principal Executive Officer

Silence Therapeutics plc

(incorporated and registered in England and Wales under the Companies Act 2006 with registered number 02992058)

Registered Office: 27 Eastcastle Street, London W1W 8DH, United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on June 16, 2026

NOTICE is hereby given that the 2026 Annual General Meeting (the “AGM”) of Silence Therapeutics plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Tuesday, June 16, 2026, at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at 221 River Street, 9th Floor, Hoboken, NJ 07030 and electronically via https://meetings.lumiconnect.com/100-943-925-064, for transaction of the following business:

Ordinary Resolutions

1.	To re-appoint as a director Rhonda Hellums, who retires in accordance with the articles of association.

2.	To re-appoint as a director James Ede-Golightly, who retires in accordance with the articles of association.

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

4.

To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2026.

5.

To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of our next annual general meeting of shareholders.

6.	To authorize the Audit & Risk Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2026.

7.	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2025 (the “2025 U.K. Annual Report”).

8.	To approve our directors’ remuneration report for the year ended December 31, 2025, which is set forth as Annex A to the proxy statement and on pages 32 to 54 of the 2025 U.K. Annual Report.

9.

That, in accordance with Article 159.13(b) of the articles of association, Article 159 of the articles of association shall apply with effect from the conclusion of this AGM to the conclusion of our next annual general meeting.

Please refer to the attached proxy statement for detailed information on each of the resolutions, which are set forth in the attached proxy statement as resolutions 1 through 9. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved each resolution and recommends that shareholders entitled to vote at the AGM vote in favor of each of the resolutions.

Resolutions 1 through 9 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands.

The result of the shareholder votes on the ordinary resolutions in resolutions 3, 7 and 8 will not require our board of directors or any committee thereof to take any action. Our board of directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these resolutions.

Only those ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Friday, June 12, 2026 will be entitled to attend, speak and vote at the AGM. Ordinary shareholders attending the AGM will have the right to ask questions at the AGM in accordance with the Companies Act 2006 (the “Companies Act”).

Your vote is important, regardless of the number of shares or American Depositary Shares (“ADSs”) you own. Holders of ordinary shares who attend the AGM in person or electronically via https://meetings.lumiconnect.com/100-943-925-064 will be able to vote during the AGM. However, to make sure your shares are represented at the AGM, please vote as soon as possible. Holders of ordinary shares entitled to attend and vote at the AGM are entitled to appoint a proxy (or, if they hold more than one ordinary share, proxies) to exercise all or any of their rights to attend, speak and vote at the AGM. Such proxy need not be one of our shareholders of record. Holders of our ordinary shares may vote by proxy either electronically via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/ by no later than 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on Friday, June 12, 2026. Alternatively, you may be able to appoint a proxy electronically via the CREST electronic proxy appointment service or if you are an institutional investor, you may be able to appoint a proxy electronically via the Proxymity platform. A hard copy form of proxy has not been sent to you, but you can request one directly from our registrar, MUFG Corporate Markets. You may revoke your proxy in the manner described in the accompanying proxy statement. Holders of our ADSs may vote by following the voting instructions in the attached proxy statement.

The results of the polls taken on the resolutions at the AGM and any other information required by the Companies Act will be made available on our website (http://www.silence-therapeutics.com) as soon as reasonably practicable following the AGM and available for the required period thereafter. The results will also be announced by the filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. The inclusion of our website address here and elsewhere in the attached proxy statement does not include or incorporate by reference the information on our website into this Notice or the proxy statement.

By Order of the Board

/s/ Rhonda Hellums

Rhonda Hellums

Company Secretary

April 29, 2026

Registered office:

27 Eastcastle Street

London W1W 8DH

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on Tuesday, June 16, 2026 at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at 221 River Street, 9th Floor, Hoboken, NJ 07030 and electronically via https://meetings.lumiconnect.com/100-943-925-064.

The proxy statement and annual report to shareholders are available at http://www.silence-therapeutics.com. Information included on our website, other than the proxy materials, is not part of our proxy soliciting materials.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
RE-APPOINTMENT OF DIRECTORS	11
RESOLUTION 1 RE-APPOINTMENT OF RHONDA HELLUMS TO THE BOARD OF DIRECTORS	12
RESOLUTION 2 RE-APPOINTMENT OF JAMES EDE-GOLIGHTLY TO THE BOARD OF DIRECTORS	13
RESOLUTION 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	14
RESOLUTION 4 RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026	15
RESOLUTION 5 RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	15
RESOLUTION 6 AUTHORIZATION FOR THE AUDIT & RISK COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2026	15
RESOLUTION 7 RESOLUTION TO RECEIVE AND ADOPT OUR 2025 U.K. ANNUAL REPORT	17
RESOLUTION 8 APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION	18
RESOLUTION 9 APPLICATION OF ARTICLE 159 OF THE ARTICLES OF ASSOCIATION	19
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	31
NON-EXECUTIVE DIRECTOR REMUNERATION	33
EXECUTIVE OFFICERS	36
EXECUTIVE COMPENSATION	37
ADDITIONAL INFORMATION	50
ANNEX A	A-1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We have sent you this proxy statement because the board of directors of Silence Therapeutics plc is soliciting your proxy to vote at our upcoming annual general meeting of shareholders (the “AGM”). As used in this proxy statement, references to “we,” “us,” “our” and “Silence” refer to Silence Therapeutics plc.

The Notice of 2026 Annual General Meeting, this proxy statement, our U.K. statutory annual accounts and reports for the year ended December 31, 2025 (“2025 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2025 (the “Annual Report on Form 10-K,” and collectively with the Notice of 2026 Annual General Meeting, this proxy statement, the 2025 U.K. Annual Report, the “Proxy Materials”), will be made available (either electronically or by post) to our ordinary shareholders of record for the first time on or about April 29, 2026.

While this proxy statement is made available to our ordinary shareholders of record, this document will also be sent to holders of our American Depositary Shares (“ADSs”) for the first time on or about May 7, 2026 and contains information relevant to holders of ADSs. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with copies of the Proxy Materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

When is the AGM?

The AGM will be held on Tuesday, June 16, 2026, at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at 221 River Street, 9th Floor, Hoboken, NJ 07030 and electronically via https://meetings.lumiconnect.com/100-943-925-064. The AGM will be held as a hybrid general meeting so that holders of ordinary shares will be able to participate in the meeting in person or electronically.

Why am I receiving these materials?

We have made available the Proxy Materials to you because you are an ordinary shareholder of record and our board of directors is soliciting your proxy to vote at the AGM, including at any adjournments or postponements thereof. You do not need to attend the AGM in person to vote your shares.

All holders of ordinary shares will be able to submit a proxy electronically via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/. Alternatively, you may also be able to appoint a proxy electronically via the CREST electronic proxy appointment service or if you are an institutional investor you may be able to appoint a proxy electronically via the Proxymity platform. To submit your proxy, simply follow the instructions in this proxy statement. You will not receive a hard copy form of proxy with this document. You may request a hard copy form of proxy directly from our registrar, MUFG Corporate Markets, at shareholderenquiries@cm.mpms.mufg.com or on +44(0)371 664 0300. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 9:00 a.m. and 5:30 p.m. (London time), Monday to Friday excluding public holidays in England and Wales.

All proxies, however submitted, must be lodged with our registrar, MUFG Corporate Markets, by no later than 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on Friday, June 12, 2026. Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K, the 2025 U.K. Annual Report and an ADS proxy card, will be mailed on or about May 7, 2026 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. Eastern Daylight Time on April 27, 2026, the record date for ADS holders.

Who can vote at the AGM?

Ordinary Shareholders of Record

Only ordinary shareholders of record registered in the register of members at 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Friday, June 12, 2026 will be entitled to vote at the AGM. As of April 24, 2026 (being the last practicable date before the circulation of this proxy statement), there were 141,703,839 ordinary shares issued and outstanding and entitled to vote. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote prior to the AGM by proxy electronically via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/, or a physical form of proxy can be requested directly from the registrar, if applicable. Alternatively, you may submit your instruction via the CREST electronic proxy appointment service or if you are an institutional investor you may be able to appoint a proxy electronically via the Proxymity platform, as instructed below to ensure your vote is counted.

If, on or prior to June 12, 2026, you sell or transfer our ordinary shares that you currently hold, any proxy appointment submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee.

Beneficial Owners of Ordinary Shares which are Registered in the Name of a Broker, Bank or Other Agent

If, on June 12, 2026, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of the ordinary shares, these Proxy Materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the AGM. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

If you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register at 5:00 p.m. Eastern Daylight Time on April 27, 2026 (the record date for ADS holders), you are entitled to exercise your vote as a holder of an interest in our share capital represented by ADSs. If you hold ADSs through a brokerage firm, bank or nominee on April 27, 2026, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by the depositary, The Bank of New York Mellon, no later than 12:00 p.m. Eastern Daylight Time on June 9, 2026. The Bank of New York Mellon will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by MUFG Corporate Markets, our registrar, you are a shareholder of record and the Proxy Materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the Proxy Materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to approve each of the resolutions?

You may cast your vote for or against resolutions 1 through 9 or abstain from voting your shares on one or more of these resolutions.

Resolutions 1 through 9 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who are entitled to vote and vote on the resolution.

The result of the shareholder votes on ordinary resolutions 3, 7 and 8 regarding advisory approval of the executive compensation of our named executive officers, receipt and adoption of the 2025 U.K. Annual Report and approval of the directors’ remuneration report for the year ended December 31, 2025 will not require our board of directors or any committee thereof to take any action. Our board of directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these resolutions.

What are the voting recommendations of our board of directors regarding the election of directors and other resolutions?

The following table summarizes the items that will be brought for a vote of our shareholders at the AGM, along with the voting recommendations of our board of directors.

Resolution	Description of Resolution	Board’s Recommendation
1	To re-appoint Rhonda Hellums as a director	FOR
2	To re-appoint James Ede-Golightly as a director	FOR
3	To approve, on an advisory basis, the compensation of our named executive officers	FOR
4	To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2026	FOR
5	To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders	FOR
6	To authorize the Audit & Risk Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2026	FOR
7	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2025	FOR
8	To approve the director’s remuneration report for the year ended December 31, 2025, which is set forth in Annex A to the proxy statement	FOR
9	To approve the application of Article 159 of the articles of association to the conclusion of the next annual general meeting of the Company	FOR

What constitutes a quorum?

Under our articles of association, a quorum will be present if two shareholders entitled to vote, together holding at least one-third in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted, are present in person or represented by proxy or corporate representative at the AGM.

If within fifteen minutes (or such longer time as the Chairman of the AGM may decide) from the time appointed for the AGM a quorum is not present, the AGM shall stand adjourned to such day, time and place, with such additional means of attendance and participation (including at such place(s) and/or by such electronic facility or facilities) as the Chairman of the AGM shall specify. If, at such adjourned meeting, a quorum is not present within fifteen minutes from the time appointed therefor, the meeting shall be dissolved.

How do I vote my shares?

You may vote “FOR” or “AGAINST” or abstain from voting on the applicable resolution. The procedures for voting are as follows:

Ordinary Shareholders of Record

If you are an ordinary “shareholder of record,” you may vote at the AGM or by proxy. We urge you to vote by proxy electronically via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/, or, if applicable, via the CREST electronic proxy appointment service. If you are an institutional investor you may be able to appoint a proxy electronically via the Proxymity platform. You may also request a hard copy form of proxy from our registrar, MUFG Corporate Markets. For all options, proxy appointments must be submitted as instructed below to ensure your vote is counted. You may also attend and vote at the AGM in person or by using the electronic platform via https://meetings.lumiconnect.com/100-943-925-064.

You may still attend the AGM and vote in person or via the electronic platform during the AGM even if you have already voted by proxy.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy outside of CREST or Proxymity, you should contact our registrar, MUFG Corporate Markets. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. We encourage all shareholders to appoint the Chairman of the AGM, as their proxy.

You may vote using one of the following methods:

•

electronically via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/.You will need to log into your Investor Centre account or register if you have not previously done so. Once you have setup your account you will need to add your shareholding by clicking ‘Add Holding’ in the ‘Portfolio’ section and following the on-screen instructions. You will require your Investor Code (IVC) to add your shareholding. You can find your IVC on your share certificate or by contacting our Registrar, MUFG Corporate Markets.

Investor Centre is a free app for smartphone and tablet provided by MUFG Corporate Markets (the company’s registrar). It allows you to securely manage and monitor your shareholdings in real time, take part in online voting, keep your details up to date, access a range of information including payment history and much more. The app is available to download on both the Apple App Store and Google Play, or by scanning the relevant QR code below. Alternatively, you may access the Investor Centre via a web browser at: https://uk.investorcentre.mpms.mufg.com/.

You will not receive a hard copy form of proxy with this document. You may request a hard copy form of proxy directly from our registrar, MUFG Corporate Markets, at shareholderenquiries@cm.mpms.mufg.com or on +44(0)371 664 0300. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 9:00 a.m. and 5:30 p.m. London time, Monday to Friday excluding public holidays in England and Wales.

The form of proxy must arrive at MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL during usual business hours accompanied by any power of attorney under which it is executed (if applicable) no later than 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 12, 2026 (or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting).

•

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM (and any adjournment of the AGM) by using the procedures described in the CREST Manual (available from www.euroclear.com). CREST Personal Members or other CREST Sponsored Members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. In order for a proxy appointment or instruction made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy, must, in order to be valid, be transmitted so as to be received by MUFG Corporate Markets (ID: RA10) by 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 12, 2026. For this purpose, the time of receipt will be taken to mean the time (as determined by the timestamp applied to the message by the CREST application host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular message. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member to take (or, if the CREST member is a CREST personal member, or sponsored member, or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In addition, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. We may treat a CREST Proxy Instruction as invalid in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001 (as amended).

•

If you are an institutional investor you may be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 12, 2026 in order to be considered valid or, if the meeting is adjourned, by the time which is 48 hours before the time of the adjourned meeting. Before you can appoint a proxy via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote.

•	To vote in person, come to the AGM and we will give you a poll card when you arrive.

•	If you attend the AGM electronically, you can vote by using the online platform at https://meetings.lumiconnect.com/100-943-925-064.

All proxies (however submitted) must be lodged with MUFG Corporate Markets, our registrar, by no later than 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 12, 2026.

If you properly give instructions as to your proxy appointment by submitting your proxy online, or, if you have requested a hard copy form of proxy, by executing and returning it to our registrar, MUFG Corporate Markets, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions. Where no specific instruction is given by you, your proxy may vote at their discretion or refrain from voting, as they see fit.

Beneficial Owners of Ordinary Shares which are Registered in the Name of a Broker, Bank or Other Agent

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

Holders of American Depositary Shares

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received.

Please note that ADS proxy cards submitted by ADS holders must be received by The Bank of New York Mellon no later than 12:00 p.m. Eastern Daylight Time on June 9, 2026. The Bank of New York Mellon will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Holders of ADSs are unfortunately not entitled to attend and vote at the AGM in person or via the electronic platform.

How will my ordinary shares or ADSs be voted if I do not specify how they should be voted?

If you submit a proxy appointment, but do not indicate how you want your ordinary shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain from voting in relation to any business of the AGM. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.

If a holder of ADSs does not instruct The Bank of New York Mellon how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

Can I change my vote or revoke a proxy?

An ordinary shareholder of record can revoke or amend his, her or its proxy before 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 12, 2026 (the deadline for submission of proxies) in one of the following ways:

•	entering a new vote electronically via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/;

•	requesting and submitting another signed form of proxy bearing a later date;

•	amending or revoking an instruction via the CREST electronic proxy appointment service;

•	amending or revoking an instruction on the Proxymity platform;

•	an ordinary shareholder of record may change his or her vote by voting in person or electronically at the AGM.

To revoke your proxy appointment submitted via the Investor Centre or via hard copy form of proxy, please contact our registrar, MUFG Corporate Markets by writing to PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL on or before the stated deadline for submission of proxies.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares. See also “What if I plan to attend the AGM?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by The Bank of New York Mellon or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by The Bank of New York Mellon or the broker, bank or other nominee, as applicable, will be used to instruct The Bank of New York Mellon how to vote your ADSs.

Who counts the votes?

MUFG Corporate Markets has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can submit your proxy electronically either via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/, via the CREST electronic proxy appointment service or, if you are an institutional investor you may be able to appoint a proxy electronically via the Proxymity platform. If you have requested a hard copy form of proxy, return it to MUFG Corporate Markets for tabulation.

If you hold your ordinary shares through a broker, your broker will return the form of proxy to MUFG Corporate Markets or directly submit your proxy to MUFG Corporate Markets online.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to The Bank of New York Mellon for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to The Bank of New York Mellon following your instruction. The Bank of New York Mellon will submit your votes to MUFG Corporate Markets for tabulation.

How are votes counted?

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands. Votes will be counted by MUFG Corporate Markets, who will separately count “FOR,” “AGAINST” and abstentions.

What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On each matter to be voted upon, each ordinary shareholder of record present in person or electronically at the AGM or having submitted a proxy as set out in this proxy statement, or being a corporation present at the AGM by a duly authorized representative, has one vote for each ordinary share held as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on June 12, 2026.

On each matter to be voted upon, each holder of ADSs has three votes for each ADS held as of April 27, 2026.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the register of members of the company in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the AGM in person?

Attendance at the AGM in-person will be limited to ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Tuesday June 12, 2026. In order to obtain admittance to the AGM, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee, you may be able to attend at the discretion of the Chairman assuming you provide appropriate documentation of share ownership. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

Holders of ADSs are, unfortunately, not entitled to attend and vote at the AGM in person in any event.

What if I plan to attend the AGM electronically?

In order to join the AGM electronically and to vote and ask questions via the Lumi Meeting Platform, shareholders will need to connect to the following site https://meetings.lumiconnect.com/100-943-925-064. Lumi is available as a mobile web client, compatible with the latest browser versions of Chrome, Firefox, Edge and Safari and can be accessed using any web browser, on a PC or smartphone device.

Once you have accessed https://meetings.lumiconnect.com/100-943-925-064 from your web browser on a tablet or computer, you will be asked to enter your unique 11-digit Investor Code (IVC) including any leading zeros and ‘PIN’. Your PIN is the last 4 digits of your IVC. This will authenticate you as a shareholder.

Your IVC can be found on your share certificate. You can also obtain this by contacting MUFG Corporate Markets, our Registrar, by calling +44 (0) 371 277 1020.

Access to the AGM will be available 30 minutes before the start time of the AGM, although the voting functionality will not be enabled until the chairman of the AGM declares the poll open. During the AGM, you must ensure you are connected to the internet at all times in order to vote when the chairman commences polling on the resolutions. Therefore, it is your responsibility to ensure connectivity for the duration of the AGM via your wi-fi. A user guide to the Lumi platform is available on the Investors section of our website at www.silence-therapeutics.com/investors.

If you wish to appoint a proxy other than the chairman of the AGM and for them to attend the AGM electronically on your behalf, please submit your proxy appointment in the usual way before contacting MUFG Corporate Markets on +44 (0) 371 277 1020 in order to obtain their IVC and PIN. It is suggested that you do this as soon as possible and at least 48 hours (excluding non-business days) before the meeting. Lines are open from 9:00 a.m. to 5:30 p.m. (London time) Monday to Friday, calls are charged at the standard geographic rate and will vary by provider. Calls outside the U.K. will be charged at the applicable international rate.

If your shares are held within a nominee and you wish to attend the AGM electronically via the Lumi platform, you will need to contact your nominee as soon as possible. Your nominee will need to present a corporate letter of representation to MUFG Corporate Markets, our registrar, as soon as possible and at least 72 hours (excluding non-business days) before the AGM, in order that they can obtain for you your unique IVC and PIN to enable you to attend the AGM electronically via the Lumi platform.

It is important to note that shareholders joining the AGM electronically will be in attendance at the AGM and will be able to vote at the AGM via the Lumi platform. However, shareholders are encouraged to submit their votes ahead of the AGM by appointing the chairman of the AGM as their proxy.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse The Bank of New York Mellon for its expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one set of Proxy Materials?

If you hold ordinary shares in more than one account, you will receive Proxy Materials for each account. To ensure that all of your shares are voted, please vote electronically via the Investor Centre app or web browser at https://uk.investorcentre.mpms.mufg.com/, or, if applicable, via the CREST electronic proxy appointment service. Institutional investors may also be able to appoint a proxy electronically via the Proxymity platform. You may also request a hard copy form of proxy directly from our registrar, MUFG Corporate Markets. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of The Bank of New York Mellon, as depositary, you are considered the registered holder of the ADSs and will receive the Proxy Materials from The Bank of New York Mellon. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the Proxy Materials from your broker, bank or other nominee.

Will there be any other business conducted at the AGM?

Subject to any shareholder proposals submitted in accordance with section 338 of the Companies Act (as summarized below), no matters other than resolutions 1 through 9 may be presented at the AGM. We have not been notified of, and our board of directors is not aware of, any other matters to be presented for action at the AGM.

Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must be received by us not later than Tuesday, May 5, 2026, the date which is six weeks before the AGM.

What is MUFG Corporate Markets’ role?

MUFG Corporate Markets is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting MUFG Corporate Markets at Tel: +44 (0) 370 664 0300 or by writing to MUFG Corporate Markets, Central Square, 29 Wellington Street, Leeds LS1 4DL. Alternatively, you can email MUFG Corporate Markets at shareholderenquiries@cm.mpms.mufg.com.

Communications concerning ADS holder of record accounts can be handled by contacting The Bank of New York Mellon-BNY Shareholder Services by telephone at 888-269-2377 (toll free within the United States) or 201- 680-6825 (for international callers) or by email at shrrelations@cpushareownerservices.com.

How can I find out the results of the voting at the AGM?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the AGM. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the date the final results of the AGM are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact The Bank of New York Mellon-BNY Shareholder Services by telephone at 888-269-2377 (toll free within the United States) or 201-680-6825 (for international callers) or by email at shrrelations@cpushareownerservices.com. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please contact our registrar, MUFG Corporate Markets, at +44 (0) 370 664 0300 or shareholderenquiries@cm.mpm.mufg.com.

RE-APPOINTMENT OF DIRECTORS

Our board of directors currently consists of 5 directors:

•

Rhonda Hellums and James Ede-Golightly, who were appointed as directors on December 18, 2025 and December 14, 2025, respectively, and are therefore required to stand for re-appointment at the AGM in accordance with the articles of association of the Company; and

•

Iain Ross, Tim McInerney and Dave Lemus, who were re-appointed as directors at the annual general meeting held in 2025 and who (if still a director at such time) will be required to retire from office at the Company’s annual general meeting in 2028 and seek re-appointment at that meeting in accordance with the articles of association of the Company.

Under our articles of association, at every annual general meeting, any director who has been a director at each of the preceding two annual general meetings and who was not appointed or re-appointed by the Company at a general meeting at or since that meeting shall retire from office. A retiring director shall be eligible for re-appointment by ordinary resolution at such annual general meeting. Under our articles of association, our board of directors also has the power at any time to appoint any person to be a director to fulfil a casual vacancy or as an addition to the existing directors. Any director so appointed shall hold office until the next following annual general meeting, and shall then be eligible for re-appointment by ordinary resolution at such annual general meeting. In accordance with this requirement, Rhonda Hellums and James Ede-Golightly will offer themselves for re-appointment as directors at the upcoming AGM.

Our board of directors has nominated Rhonda Hellums and James Ede-Golightly for re-appointment as directors and no other nominees for directors have been presented. If re-appointed, each of the nominees will be required to retire from office at the Company’s annual general meeting in 2029 (if still a director at such time) and seek re-appointment at that meeting in accordance with the articles of association of the Company.

In connection with resolutions 1 and 2, we set forth the biographical information for the nominees to our board of directors. For biographical information for the other directors, see the section of this proxy statement titled “Board of Directors and Corporate Governance.”

RESOLUTION 1 RE-APPOINTMENT OF RHONDA HELLUMS TO THE BOARD OF DIRECTORS

Rhonda Hellums is currently a member of our board of directors, and has been nominated for re-appointment as a director. If re-appointed, Ms. Hellums will be required to retire from office at the Company’s annual general meeting in 2029 (if still a director at such time) and seek re-appointment at that meeting in accordance with the articles of association of the Company.

Rhonda Hellums has served as a member of our Board since December 2025. Ms. Hellums has also served as our Chief Financial Officer since February 2022 and as our Executive Vice President since joining in April 2021. Ms. Hellums has over 30 years of corporate finance, accounting, strategic planning, M&A, treasury management, investor and public relations experience, largely in the biopharmaceutical industry. Prior to joining us, from 2019 to 2021, she served as Chief Financial Officer of Deer Oaks Mental Health Associates and prior to that, from 2014 to 2019, Ms. Hellums served as Vice President of Finance, and then subsequently as Chief Financial Officer of Aratana Therapeutics. Ms. Hellums has held management positions at several healthcare companies, including Kinetic Concepts, Inc. (now 3M+KCI), Enzon Pharmaceutical, Inc. Genzyme Corporation, and ILEX Oncology, Inc. Ms. Hellums received her BBA degree in Accounting and Information Systems and MBA from the University of Texas at San Antonio. We believe Mrs. Hellum’s executive-level experience in the global pharmaceutical and biotech industry and her expertise in finance qualify her to serve on our board of directors.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Ms. Hellums to our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RE-APPOINTMENT OF RHONDA HELLUMS

TO OUR BOARD OF DIRECTORS.

RESOLUTION 2

RE-APPOINTMENT OF JAMES EDE-GOLIGHTLY

TO THE BOARD OF DIRECTORS

James Ede-Golightly is currently a member of our board of directors, and has been nominated for re-appointment as a director. If re-appointed, Mr. Ede-Golightly will be required to retire from office at the Company’s annual general meeting in 2029 (if still a director at such time) and seek re-appointment at that meeting in accordance with the articles of association of the Company.

James Ede-Golightly has served as a member of our Board since December 2025 and previously from April 2019 to June 2025. Mr. Ede-Golightly is currently the Chairman of Oxehealth Ltd, EBP Holdings Ltd. and ORA Global Ltd. Among other directorships, Mr. Ede-Golightly is also Non-Executive Director of Gulfsands Petroleum plc and C4X Discovery Holdings Ltd. Mr. Ede-Golightly was a founder of ORA Capital Partners in 2006, having previously worked as an analyst at Merrill Lynch Investment Managers and Commerzbank. Mr. Ede-Golightly is a CFA Charterholder and holds an M.A. degree in economics from Cambridge University. In 2012, he was awarded New Chartered Director of the Year by the Institute of Directors. We believe that Mr. Ede-Golightly’s extensive experience in finance qualifies him to serve on our board of directors.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Mr. Ede-Golightly to our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RE-APPOINTMENT OF JAMES EDE-GOLIGHTLY

TO OUR BOARD OF DIRECTORS.

RESOLUTION 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation-Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our board of directors is asking the shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Silence Therapeutics plc (the “Company”) hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual General Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Executive Compensation, compensation tables and the accompanying narrative.”

Because the vote is advisory, it is not binding on us or our board of directors. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, the board of directors and the remuneration committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory (non-binding) approval of our executive compensation requires the approval of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF THE EXECUTIVE COMPENSATION PAID

TO OUR NAMED EXECUTIVE OFFICERS.

RESOLUTION 4

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.S.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2026

RESOLUTION 5

RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY

AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF

THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

RESOLUTION 6

AUTHORIZATION FOR THE AUDIT & RISK COMMITTEE TO DETERMINE THE U.K. STATUTORY

AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2026

The audit & risk committee of our board of directors is responsible for the selection, appointment and negotiation of the remuneration of our U.S. independent registered public accounting firm and our U.K. statutory auditors. The audit & risk committee has approved the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England (“PwC”) as our U.S. independent registered public accounting firm for our fiscal year ending December 31, 2026 and the re-appointment of PwC as our U.K. statutory auditors until the conclusion of our 2027 annual general meeting of shareholders. In resolutions 4 and 5, we are asking our shareholders to ratify the selection of PwC as our U.S. independent registered public accounting firm and to re-appoint PwC as our U.K. statutory auditors.

Our organizational documents do not require that the shareholders ratify the selection of PwC as our U.S. independent registered public accounting firm. However, the audit & risk committee is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. Even if the selection of PwC is ratified, the audit & risk committee in its discretion may direct the appointment of a different U.S. independent registered public accounting firm at any time during the year if the audit & risk committee determines to make such a change. In the event our shareholders fail to ratify the selection of PwC, the audit & risk committee will consider whether to select other auditors for the Company for the year ending December 31, 2026.

In accordance with the Companies Act, our U.K. statutory auditors must be re-appointed at each meeting at which our U.K. annual report and accounts are presented to our shareholders. If this resolution is not approved by our shareholders at the AGM, the audit & risk committee may appoint auditors to fill the vacancy.

PwC has served as our independent registered public accounting firm since 2014. We expect representatives of PwC to be in attendance at the AGM, to make a statement if they so desire, and to be available to respond to appropriate questions.

In accordance with the Companies Act, the remuneration of our U.K. statutory auditors must be fixed in a general meeting of shareholders or in such manner as may be determined in a general meeting of shareholders. In resolution 6, we are asking our shareholders to authorize the audit & risk committee to determine the remuneration of PwC as our U.K. statutory auditors for the year ending December 31, 2026.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by PwC for the periods set forth below:

	Year Ended December 31,
	2025	2024
	(in thousands)
Audit Fees(1)	$715	$1,206
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	219	201
Total Fees	$934	$1,407

(1)

Audit fees consisted of fees for the audit of our annual financial statements and other professional services provided in connection with the statutory and regulatory filings or engagements, including fees for the review of our interim financial information, comfort letters and consents.

All fees described above were pre-approved by the audit & risk committee.

Pre-Approval Policies and Procedures.

We have adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit & risk committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit & risk committee’s members, but the decision must be reported to the full audit & risk committee at its next scheduled meeting.

The Audit & Risk Committee has determined that the rendering of services other than audit services by PwC is compatible with maintaining the principal accountant’s independence.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to ratify the appointment of PricewaterhouseCoopers LLP as our U.S. independent registered public accounting firm, to re-appoint PricewaterhouseCoopers LLP as our U.K. statutory auditors and to authorize our Audit & Risk Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2026.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

•	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

•	RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS.

•	AUTHORIZATION OF OUR AUDIT & RISK COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2026.

RESOLUTION 7

RESOLUTION TO RECEIVE AND ADOPT OUR 2025 U.K. ANNUAL REPORT

In accordance with the Companies Act, our board of directors is required to present our 2025 U.K. Annual Report, which includes the audited portion of the directors’ annual report on remuneration, to the shareholders at the AGM. We will provide our shareholders with an opportunity to raise questions in relation to the 2025 U.K. Annual Report at the AGM. In accordance with best practice, we are proposing an ordinary resolution to receive and adopt the 2025 U.K. Annual Report.

The 2025 U.K. Annual Report may be found on our website at silence-therapeutics.com/investors.

Vote Required

The affirmative vote of holders representing a simple of a majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to receive and adopt the 2025 U.K. Annual Report.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RESOLUTION TO RECEIVE AND ADOPT OUR 2025 U.K. ANNUAL REPORT.

RESOLUTION 8

APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

The Companies Act requires that our directors’ remuneration report, as set forth as Annex A to this proxy statement on pages 32 to 54 of the 2025 U.K. Annual Report, be subject to an annual advisory vote. Accordingly, we are asking shareholders to approve, on an advisory basis, the directors’ remuneration report.

Our board of directors considers that appropriate remuneration of directors plays a vital part in helping to achieve our overall objectives. We encourage shareholders to read the directors’ remuneration report. The board of directors and the remuneration committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our U.K. statutory auditors for the year ended December 31, 2025, PwC, have audited those parts of the directors’ remuneration report that are required to be audited. Our board of directors has approved and signed the report in accordance with English law.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.

This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our board of directors and remuneration committee will review and consider the voting results when making future decisions regarding our directors’ remuneration. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT

ON REMUNERATION SET FORTH IN ANNEX A.

RESOLUTION 9

APPLICATION OF ARTICLE 159 OF THE ARTICLES OF ASSOCIATION

Following the cancellation of admission of our ordinary shares to trading on the AIM market of the London Stock Exchange in November 2021 and under transitional provisions that apply until February 2027, the Takeover Code will only apply to us if we are considered by the Panel on Takeovers and Mergers, or the Takeover Panel, to have our place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. The way in which the test for central management and control is applied for the purposes of the Takeover Code may be different from the way it is applied by the United Kingdom tax authorities. Under the Takeover Code, the Takeover Panel looks to where the majority of the directors of the company are resident, amongst other factors, for the purposes of determining where the company has its place of central management and control.

The Takeover Panel confirmed that based on the composition of our board of directors following Alistair Gray’s retirement from the board, effective April 30, 2024, we were no longer subject to the Takeover Code. As a result, our shareholders are not currently entitled to the benefit of certain takeover offer protections provided under the Takeover Code. We believe that this position is unlikely to change at any time in the near future, but, in accordance with good practice, we will review the situation on a regular basis and consult with the Takeover Panel if there is any change in our circumstances which may have a bearing on whether the Takeover Panel would determine our place of central management and control to be in the United Kingdom.

We have incorporated certain takeover protections in our articles of association, which apply in circumstances where the Takeover Code does not apply to the company.

Resolution 9 is proposed as an ordinary resolution seeking approval for the continued application of these takeover protections (contained in Article 159) from the conclusion of this AGM until the conclusion of the next annual general meeting of the Company.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RESOLUTION TO APPLY ARTICLE 159 OF THE ARTICLES OF ASSOCIATION.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our nominees for re-election as directors at the AGM are currently serving as members of our board of directors. Information about each such nominee is set forth in resolutions 1 and 2 and is incorporated into this section by reference. Set forth below is a list of our directors and their ages as of the date of this proxy statement.

Name	Age	Position
Iain Ross	72	Interim Principal Executive Officer and Chairman
Rhonda Hellums	54	Executive Director
James Ede-Golightly	46	Non-Executive Director
Dave Lemus	63	Non-Executive Director
Tim McInerney	65	Non-Executive Director

Biographical information for Iain Ross, Dave Lemus and Tim McInerey, who were re-appointed as directors at the annual general meeting held in 2025, including their principal occupation, business experience and education, and an explanation of the qualifications, skills and experiences that we believe are relevant to their service on our Board, are set forth below. The biographies of Ms. Hellums and Mr. Ede-Golightly are set forth above in resolutions 1 and 2, respectively.

Iain Ross has served as our Interim Principal Executive Officer and Chairman since December 2025, prior to which he was serving as our Non-Executive Chairman since September 2020. He previously served as our Non-Executive Chairman from April 2019 to December 2019 and as our Chairman from 2004 to 2010. Mr. Ross has over 40 years’ experience in the international life sciences and technology sectors and has held significant roles in multi-national companies including Sandoz, Hoffman La Roche, Reed Business Publishing and Celltech Group plc. He has completed multiple financing transactions and has over 30 years’ experience in cross-border management as a chairman and CEO. He has led and participated in eight Initial Public Offerings (IPOs) and has direct experience of M&A transactions in Europe, the USA and the Pacific Rim. Currently Mr. Ross serves as Executive Chairman of Oxford Biodynamics plc (LSE), Non-Executive Chairman of ReNeuron Group and internationally holds other non-executive director roles. He is a qualified Chartered Director and Fellow of Royal Holloway, London University. We believe Mr. Ross’ experience in the biopharma and life sciences industries and his extensive management experience qualify him to serve on our board of directors.

Dave Lemus has served as a member of our Board since June 2018. Mr. Lemus presently serves as Chief Operating Officer, Chief Financial Officer and on the board of directors of miRecule Inc. Mr. Lemus was the Chief Executive Officer of Ironshore Pharmaceuticals Inc., and prior to that, served as Medigene AG’s Chief Operating Officer & Chief Financial Officer. Previously, Mr. Lemus was the Chief Executive Officer of Sigma Tau Pharmaceuticals, Inc., and was also Chief Financial Officer and Executive VP of MorphoSys AG for 13 years, taking the company public in Germany’s first biotechnology initial public offering in 1999. Mr. Lemus currently serves on the board of directors of BioHealth Innovation, Inc. and Enzymes by Design (EbD), and has previously served as a non-executive director of multiple public and private companies. Mr. Lemus received an M.S. from the Massachusetts Institute of Technology and received a B.S. from the University of Maryland. He is also presently an active certified public accountant licensed in the State of Maryland. We believe Mr. Lemus’s executive-level experience in the global pharmaceutical and biotech industry and his expertise in finance qualify him to serve on our board of directors.

Tim McInerney has served as a member of our Board since May 2025. Mr. McInerney currently serves as a Managing Director at Castle Hill Capital Partners, Inc. since May 2017. Before that, Mr. McInerney served as a Managing Director at Riverbank Capital, Inc. from June 2007 to April 2017. From 1992 to March 2007, Mr. McInerney was a Managing Director of Paramount BioCapital, Inc., where he oversaw the overall distribution of Paramount’s private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co. Prior to that, Mr. McInerney held equity sales positions at Bear Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also worked in sales and marketing for Bristol-Myers Squibb. Mr. McInerney has served on numerous public and private boards, including on the boards of Emisphere Technologies (later acquired by Novo Nordisk) from June 2012 to December 2020 and Edgemont Pharmaceuticals (acquired by Alvogen, Inc) from May 2010 to May 2016. Mr. McInerney also previously served on the boards of Insite Vision (later acquired by Sun Pharmaceuticals) from 2008-2015, and Ziopharm Oncology from 2005 to June 2015. In addition, Mr. McInerney is a co-founding investor and board member of Corino Therapeutics. Mr. McInerney received his B.S. in pharmacy from St. John’s University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems. We believe Mr. McInerney’s knowledge of the pharmaceutical industry and capital markets, and affiliations with the financial community qualify him to serve on our board of directors.

Corporate Governance

Board Independence

Our ADSs are listed on the Nasdaq Global Market. As required under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our external counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our board of directors has affirmatively determined that the following three directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Ede-Golightly, Mr. Lemus, and Mr. McInerney. In making this determination, our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Silence. Mr. Ross and Ms. Hellums was determined as not being independent by virtue of their executive leadership roles with us.

Accordingly, a majority of our directors are independent as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-executive director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our share capital.

Board Leadership Structure

Our board of directors has a chair, Iain Ross, who has authority, among other things, to call and preside over meetings of our board of directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to our board of directors. Accordingly, Mr. Ross has substantial ability to shape the work of our board of directors. We believe that the separation of the position of chair of our board of directors and the position of Chief Executive Officer reinforces the independence of our board of directors in its oversight of the business and affairs of our company. In addition, we believe that having an independent chair of our board of directors creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Silence and its shareholders. As a result, we believe that having an independent chair of our board of directors can enhance the effectiveness of our board of directors as a whole.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit & risk committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit & risk committee also reviews and receives regular briefings concerning information security and technology risks, and monitors ongoing compliance with legal and regulatory requirements. Our nominations committee reviews our key enterprise risks and risk-management strategies, as well as monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and monitors compliance with legal, regulatory and ethical requirements. Our remuneration committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of The Board of Directors

Our board of directors met 15 times during 2025. With respect to the committees of our board of directors, the audit & risk committee met eight times in 2025, the remuneration committee met five times and the nominating and corporate governance committee met three times. Each member of our board of directors attended 75% or more of the aggregate number of meetings of the board and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.

As required under applicable Nasdaq listing standards, in 2025, our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

Our board of directors has four standing committees: an audit and risk committee, a remuneration committee and a nominations committee. The board has adopted a written charter for each of the committees below that is available to shareholders on our website at https://silence-therapeutics.com/investors/governance/governance-documents.

The following table provides membership for 2025 for each of the committees of our board of directors:

Name	Audit & Risk		Remuneration		Nominations
Craig Tooman(1)
Iain Ross(2)	X				X	*
Rhonda Hellums(3)
Michael Davidson, M.D.(4)	X		X
James Ede-Golightly(5)	X		X		X
Dave Lemus	X	*	X		X
Tim McInerney	X		X	*	X

*	Committee Chairperson
(1)	Mr. Tooman ended his employment with us and ceased being a member of the Board effective December 14, 2025.
(2)

Mr. Ross was appointed as a member of the Board’s Audit and Risk Committee on August 11, 2025, to fill the vacancy created by Dr. Davidson’s resignation, and stepped down as a member of the Audit and Risk Committee following his appointment as our Interim Principal Executive Officer on December 14, 2025.

(3)	Ms. Hellums was appointed to the Board on December 18, 2025.

(4)	Dr. Davidson resigned from the Board effective August 11, 2025.
(5)

Mr. Ede-Golightly was appointed to the Board on December 14, 2025. On December 18, 2025, Mr. Ede-Golightly was also appointed as a member of the Remuneration Committee, the Audit & Risk Committee and the Nominations Committee.

Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of our board of directors.

Audit & Risk Committee

Our audit & risk committee is composed of Messrs. Ede-Golightly, Lemus and McInerney, and assists the board of directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. Mr. Lemus serves as chairman of the audit & risk committee. The audit & risk committee consists exclusively of members of our board who are financially literate, and Mr. Lemus is considered an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our audit & risk committee is composed solely of independent directors under the requirements of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act.

The audit & risk committee’s responsibilities include:

•	monitoring the integrity of our financial statements, preliminary announcements and any other formal announcements relating to our financial performance;

•	advising the board of directors on whether the Annual Reports, Quarterly Reports and Accounts are fair, balanced and understandable;

•	reviewing the appropriateness and completeness of our internal controls and reviewing and approving the statements to be included in the Annual Reports, Quarterly Reports and Accounts;

•	considering annually whether we should have an internal audit function;

•

overseeing our relationship with the external auditors and assessing the effectiveness of the external audit process, including in relation to appointment and tendering, remuneration and other terms of engagement, appropriate planning ahead of each annual audit cycle, the independence of external auditors, and approving any non-audit services to be provided by the external auditors;

•

maintaining regular, timely, open and honest communication with the external auditors, ensuring the external auditors report to the committee on all relevant matters to enable the committee to carry out its oversight responsibilities;

•	reviewing management’s recommendations on financial and operational risk; and

•	establishing procedures for compliance, whistleblowing and fraud.

Report of the Audit & Risk Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Silence under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit & risk committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The audit & risk committee has discussed with

PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit & risk committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit & risk committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the audit & risk committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and filed with the SEC.

Audit & Risk Committee of the Board of Directors of Silence Holdings plc

Dave Lemus(Chairman)

Tim McInerney

James Ede-Golightly

Remuneration Committee

Our remuneration committee is composed of Messrs. Ede-Golightly, Lemus and McInerney and assists the board of directors in determining executive director and officer compensation. Mr. McInerney serves as chair of the remuneration committee. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a remuneration committee.

The remuneration committee’s responsibilities include:

•	establishing, reviewing, modifying and overseeing our overall compensation strategy and policies;

•	reviewing and making recommendations to the board of directors regarding compensation for non-executive members of the board of directors, including the approval of the director remuneration policy;

•	preparing any report on compensation required under English law or regulation, including the preparation of the directors’ remuneration report, and any applicable disclosure requirements of the SEC;

•	preparing the director remuneration policy for all executive directors including our Chief Executive Officer and chairman;

•

reviewing, approving and recommending to the board of directors corporate goals and objectives, evaluating the performance of the Chief Executive Officer, and recommending to the board of directors the compensation level of the Chief Executive Officer;

•	reviewing, approving and recommending to the board of directors all elements of the compensation and other terms of employment of the executive officers other than the Chief Executive Officer;

•	reviewing the on-going appropriateness and relevance of the remuneration policy;

•	retaining and obtaining compensation consultants, legal counsel and other advisors and assessing the independence thereof,

•	adopting, amending, terminating and administering our equity incentive plan, pension and profit sharing plans, deferred compensation plans and other similar programs

•	approving the design of, and determining targets for, any performance-related pay schemes operated by us and approving the total annual payments made under such schemes;

•	approving, modifying and overseeing our “clawback” or similar policies;

•	conducting periodic risk assessment on our compensation policies and practices; and

•	reviewing and discussing with management our policies and practices related to management of human capital resources and talent retention.

The remuneration committee may form and delegate authority to one or more subcommittees composed of one or more of its members for any purpose that the remuneration committee deems appropriate, and may delegate to such subcommittees such power and authority as the remuneration committee deems appropriate, in all cases to the extent consistent with our articles of association, the Nasdaq listing rules and other applicable law.

Role of Our Remuneration Committee, Management and the Board

The principal function of our remuneration committee is to support our strategy by ensuring that those individuals responsible for delivering the strategy are appropriately incentivised through the operation of our remuneration policy. In determining our current policy, and in constructing the remuneration arrangements for named executive officers and senior employees, the Board, advised by the remuneration committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate employees of the highest calibre, and align incentives with shareholder interest.

Our remuneration committee is primarily responsible for establishing and reviewing our overall compensation strategy and policies. The remuneration committee meets periodically throughout the year, typically four times or more, to, among other responsibilities, manage and evaluate our executive compensation program, and determines the principal components of compensation (base salary, performance bonus awards, and equity awards) for our executive officers. The remuneration committee does not delegate authority to approve executive officer compensation. The remuneration committee’s annual executive compensation decisions for an applicable year are typically made during a committee meeting in the last quarter of the preceding year, although the remuneration committee may refine those decisions in the first quarter of the applicable year.

In its decision-making process, the remuneration committee takes into account information from both internal and independent sources, including its independent compensation consultants, AON Solutions UK Ltd (“Aon”). AON was appointed as remuneration consultants by the remuneration committee following a competitive bid process, based on its extensive industry experience and expertise in relevant geographies. AON advises the remuneration committee on all aspects of senior executive remuneration and has kept the remuneration committee up to date on remuneration trends and corporate governance best practice. AON does not have any other connection with the Company and is considered to be independent by the remuneration committee.

Our named executive officers provide updates to the remuneration committee, as required, to ensure that the remuneration committee is fully informed about pay and performance issues throughout the Company. The remuneration committee takes these factors into account when determining the remuneration of the named executive officers. No named executive officers have direct decision-making authority over their own compensation, as all such decisions are overseen by the remuneration committee to maintain fairness and alignment with shareholder interests, but the remuneration committee does take into account views and recommendations from our Chief Executive Officer regarding the performance of and appropriate compensation levels for the other executive officers.

Remuneration Committee Interlocks and Insider Participation

No member of our remuneration committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or remuneration committee of any entity that has one or more executive officers serving as a member of our board of directors or remuneration committee.

Nominations Committee

Our nominations committee is composed of Messrs. Ross, Ede-Golightly, Lemus, and McInerney, and assists our board of directors in identifying individuals qualified to become members of our board and executive officers consistent with criteria established by our board in developing our corporate governance principles. Mr. Ross serves as chairman of the nominations committee.

The nominations committee’s responsibilities include:

•

regularly reviewing the structure, size and composition (including the skills, knowledge, independence, experience and diversity) of our board of directors and making recommendations to the board of directors with regard to any adjustments that are deemed necessary;

•	determining the qualities and experience required of our executive and non-executive directors and identifying suitable candidates, assisted where appropriate by recruitment consultants;

•	periodically reviewing plans for succession for both executive and non-executive directors, to ensure its adequacy;

•

assessing the re-appointment of any non-executive director at the conclusion of his or her specified term of office, having given due regard to the director’s performance and ability to continue to contribute to our board of directors in the light of the knowledge, skills and experience required;

•

assessing the re-election by shareholders of any director, having due regard to his or her performance and ability to continue to contribute to our board of directors in the light of the knowledge, skills and experience required and the need for progressive refreshing of the board of directors;

•	considering and, if appropriate, authorizing situational conflicts of interest of directors or potential directors and reviewing such authorizations at least annually;

•	evaluating individual directors’ interests and prospective director independence, experience and the independence and requirements imposed by the SEC and Nasdaq;

•

monitoring progress of any relevant corporate governance or regulatory developments that may impact the committee and recommending any action or changes it considers necessary to the board of directors for approval; and

•	reviewing shareholder proposals and make recommendations to the board of directors.

Director Nomination Process

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to our strategy and operations. Our board of directors and our nominations committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance the board’s effectiveness and result in a balance of knowledge, experience, and capability. Our nominations committee considers candidates who are recommended by its members, by other members of the board of directors, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our board of directors and nominations committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to our business and operations, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of our shareholders.

Shareholder Recommendations and Nominations

Our nominations committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our articles of association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the nominations committee by writing to our Company Secretary at c/o Silence Therapeutics plc, 12 Hammersmith Grove, London, W6 7AP, United Kingdom, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.

In accordance with our articles of association, no person (other than a director retiring by rotation or otherwise) shall be elected or re-elected
as a director at any general meeting unless: (a) he or she is recommended by the board of directors; or (b) at least seven but not more than 42 clear days before the date appointed for the meeting we have received notice from a shareholder (other than the person proposed) entitled to vote at the meeting of their intention to propose a resolution for the election or re-election
of that person, stating the particulars which would, if he or she were so elected or re-elected,
be required to be included in our register of directors and a notice executed by that person of his or her willingness to be elected, or re-elected,
is lodged at our registered office. Shareholders who desire to nominate persons directly for election to the board of directors at an annual general meeting of shareholders must meet the deadlines and other requirements to propose a resolution set forth under “Questions and Answers about these Proxy Materials and Voting-Will there be any other business conducted at the AGM?” and “Additional Information-Shareholder Proposals for 2027 Annual General Meeting.” Any vacancies on the Board occurring between our annual general meetings of shareholders may be filled by the Board.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at
https://silence-therapeutics.com/investors/governance/governance-documents/
. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of securities by our directors, officers, employees, and certain consultants. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the exchange listing standards applicable to us. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of March 31, 2026 for:

•	each beneficial owner of 5% or more of our outstanding ordinary shares;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days of March 31, 2026. Percentage ownership calculations are based on 141,703,839 ordinary shares outstanding (including ordinary shares in the form of ADSs) as of March 31, 2026.

Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Except as otherwise indicated, the addresses of the persons listed in the table is c/o Silence Therapeutics plc, 12 Hammersmith Grove, London W6 7AP, United Kingdom.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned(#)	Percent of Ordinary Shares Beneficially Owned(%)
5% or Greater Shareholders
Richard Griffiths(1)	34,543,302	24.4
Robert Keith(2)	12,291,528	8.7
TCG Crossover Fund I, L.P.(3)	9,100,680	6.4
Invus Public Equities Advisors, LLC(4)	8,734,314	6.2
Named Executive Officers and Directors
Craig Tooman(5)	3,810,840	2.6
Rhonda Hellums(6)	1,374,639	1.0
Steven Romano, M.D.(7)	851,784	*
Iain Ross(8)	1,694,934	1.2
James Ede-Golightly(9)	187,833	*
Dave Lemus(10)	186,858	*
Tim McInerney(11)	45,999	*
All current executive officers and directors as a group (6 persons)(12)	4,342,047	3.0

*	Less than one percent.
(1)

The information shown is based solely on a Schedule 13D/A filed with the SEC on June 25, 2025, Form 4 on February 13, 2026 and information known to us. Consists of (i) 3,015,953 ADSs (representing 9,047,859 ordinary shares) held by Richard Griffiths, (ii) 6,407,175 ADSs (representing 19,221,525 ordinary shares) beneficially owned by Ora Capital Limited, or Ora Capital, (iii) 605,174 ADSs (representing 1,815,522 ordinary shares) beneficially owned by Sarossa Plc, or Sarossa, (iv) 1,322,632 ADSs (representing 3,967,896 ordinary shares) beneficially owned by Cream Capital Limited, or Cream, (v) 100,000 ADSs (representing 300,000 ordinary shares) beneficially owned by Blake Holdings Limited, or Blake, (vi) 120,000 ADSs (representing 360,000 ordinary shares) beneficially owned by Ora Ventures Limited, or Ora

Ventures, and (vii) 63,500 ADSs (representing 190,500 ordinary shares) beneficially owned by Pinkey’s Limited, or Pinkey’s. Mr. Griffiths is a director and the controlling shareholder of each of Ora Capital, Sarossa, Cream, Blake and Ora Ventures, and is a controlling shareholder of Pinkey’s. Mr. Griffiths disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest therein. The address of Richard Griffiths and his affiliates is Floor 1 Liberation Station, Esplanade, St Helier, Jersey, JE2 4JD.
(2)

The information shown is based solely on a Schedule 13G filed with the SEC on February 17, 2021 and information known to us. Consists of 4,097,176 ADSs (representing 12,291,528 ordinary shares). The address of Robert Keith is 20 Charles Street, London W1J 5 DT, U.K.

(3)

The information shown is based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, a Form 13F-HR filed with the SEC on February 14, 2025 and information known to us. Consists of 3,033,560 ADSs (representing 9,100,680 ordinary shares) held by TCG Crossover Fund I, L.P., the Fund. TCG Crossover GP I, LLC, or TCG Crossover GP I, is the general partner of the Fund. Chen Yu is the sole managing member of TCG Crossover GP I. TCG Crossover GP I and Chen Yu may be deemed to have voting, investment and dispositive power with respect to these securities. The address of TCG Crossover GP I, LLC, TCG Crossover Fund I, L.P. and Chen Yu is 705 High St., Palo Alto, CA 94301.

(4)

The information shown is based solely on a Schedule 13G/A filed with the SEC on November 12, 2024 and information known to us. Consists of (i) 2,559,287 ADSs (representing 7,677,861 ordinary shares) held by Invus Public Equities L.P., or Invus Public Equities, and (ii) 352,151 ADSs (representing 1,056,453 ordinary shares) held by Avicenna Life Sci Master Fund LP, or Avicenna Fund. Invus Public Equities Advisors, LLC, or Invus PE Advisors, as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the shares directly held by Invus Public Equities. Invus Global Management, LLC, or Global Management, as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C., or Siren, as the managing member of Global Management, controls Global Management and, accordingly, may be deemed to beneficially own the shares that Global Management may be deemed to beneficially own. Avicenna Life Sci Master GP LLC, or Avicenna GP, as the general partner of Avicenna Fund, controls Avicenna Fund and, accordingly, may be deemed to beneficially own the Shares beneficially held by Avicenna Fund. Ulys, as the managing member of Avicenna GP, controls Avicenna GP and, accordingly, may be deemed to beneficially own the shares that Avicenna GP may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren and Ulys L.L.C., or Ulys, controls Siren and Ulys and, accordingly, may be deemed to beneficially own the shares that Siren and Ulys may be deemed to beneficially own. The address of Invus Public Equities and its affiliates is 750 Lexington Avenue, 30th Floor, New York, NY 10022.

(5)

Consists of 33,486 ordinary shares held and 3,777,354 ordinary shares issuable upon the exercise of share options that will be vested and exercisable within 60 days of March 31, 2026. Mr. Tooman ended his employment with us and ceased being a member of the Board effective December 14, 2025.

(6)	Consists of 1,500 ordinary shares held and 1,373,139 ordinary shares issuable upon the exercise of share options that will be vested and exercisable within 60 days of March 31, 2026.
(7)	Consists of 12,993 ordinary shares held and 838,791 ordinary shares issuable upon the exercise of share options that will be vested and exercisable within 60 days of March 31, 2026.
(8)	Consists of 39,942 ordinary shares held and 1,654,992 ordinary shares issuable upon the exercise of share options that will be vested and exercisable within 60 days of March 31, 2026.
(9)	Consists of 15,000 ordinary shares held and 172,833 ordinary shares issuable upon the exercise of share options that will be vested and exercisable within 60 days of March 31, 2026.
(10)	Consists of 7,527 ordinary shares held and 179,331 ordinary shares issuable upon the exercise of share options that will be vested and exercisable within 60 days of March 31, 2026.
(11)	Consists of 45,999 ordinary shares issuable upon the exercise of share options that will be vested and exercisable within 60 days of March 31, 2026.
(13)

Consists of (a) 76,962 ordinary shares and (b) 4,265,085 ordinary shares underlying options that are or will be exercisable within 60 days of March 31, 2026 held by our current executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed in the sections titled “Executive Compensation” and “Non-Executive Director Remuneration,” below is a description of transactions since January 1, 2024, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

2024 Private Placement

On February 2, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with the purchasers named therein (the “Investors”), pursuant to which we agreed to sell and issue an aggregate of 5,714,286 ADSs, each ADS representing three ordinary shares of the Company, nominal value £0.05 per share, at a purchase price of $21.00 per ADS in a private placement (the “Private Placement”). On February 7, 2024, we closed the Private Placement and issued an aggregate of 5,714,286 ADSs.

On February 2, 2024, in connection with the Purchase Agreement, we entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we filed a registration statement on Form F-3 (File No. 333-279185), which was declared effective by the SEC on May 14, 2024, covering the resale of the Registrable Securities (as such term is defined in the Purchase Agreement). We have agreed to use our commercially reasonable efforts to keep such registration statement effective until the date the Registrable Securities covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction.

TCG Crossover Fund I, L.P. became a beneficial owner of more than 5% of our capital stock through the Private Placement. For more information regarding the Investors’ beneficial ownership, see “Security Ownership of Certain Beneficial Owners and Management” above.

Agreements with Our Executive Officers and Directors

We have entered into employment agreements with our executive officers. These agreements contain customary provisions and representations, including confidentiality, non-employment, non-solicitation, non-inducement, and inventions assignment undertakings by our executive officers. For more information regarding these agreements, see “Executive Compensation.”

In addition, we have also entered into letters of appointment with each of our non-executive directors, which contain provisions and representations related to confidentiality and other customary matters. For more information on these agreements, see “Non-Executive Director Remuneration-Overview-Non-Executive Director Appointment Letters.”

Equity Awards Granted to Executive Officers and Directors

We have granted options to our executive officers and directors. For more information regarding the equity awards granted to our named executive officers and directors, see “Executive Compensation” and “Director Remuneration.”

Insurance and Indemnification

To the extent permitted by the Companies Act, we are permitted to indemnify our directors and executive officers against any liability they incur by reason of their directorship. We maintain directors’ and officers’

insurance to insure such persons against certain liabilities and have entered into deeds of indemnity with each of our directors and executive officers. These agreements and our articles of association require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we, were or will be a participant, and in which any related person had, has or will have a direct or indirect interest, and the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit & Risk Committee for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third- party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

NON-EXECUTIVE DIRECTOR REMUNERATION

Overview

Our non-executive director remuneration policy aims to attract and retain highly qualified directors who possess a deep understanding of the Company’s business objectives and strategic vision.

Non-Executive Director Remuneration Table

The following table sets forth information regarding the compensation earned for service on the board of directors by our non-executive directors during the year ended December 31, 2025. Mr. Tooman and Ms. Hellums did not receive additional compensation for their services as directors; their compensation as executive officers are set forth in the section of this proxy statement titled “Executive Compensation.” Mr. Ross received compensation for his service as a director until he was appointed as our Interim Principal Executive Officer on December 14, 2025, following the departure of Mr. Tooman.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		All Other Compensation ($)	Total ($)
Iain Ross(3)	129,334	1,406,100		—	1,535,434
James Ede-Golightly(4)	30,437	206,120	(5)	—	236,557
Dave Lemus	59,430	79,178		—	138,608
Michael Davidson, M.D.(6)	31,287	79,178	(7)	—	110,465
Tim McInerney	33,177	44,320		—	77,497

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 5, 2026. These amounts do not reflect the actual economic value that will be realized by our non-executive directors upon the vesting of the options, the exercise of the options or the sale of the ordinary shares underlying such options.

(2)

The following table provides information regarding the number of ordinary shares underlying option awards granted to our non-executive directors that were outstanding as of December 31, 2025. For Mr. Ross, 900,000 ordinary shares underlying outstanding options were granted to him in connection with his appointment as our Interim Principal Executive Officer.

Name	Options Outstanding(#)
Iain Ross	990,000
James Ede-Golightly	138,000
Dave Lemus	48,000
Michael Davidson, M.D.	9,333
Tim McInerney	48,000

(3)

Mr. Ross was appointed as our Interim Principal Executive Officer on December 14, 2025 following the departure of Mr. Tooman. Mr. Ross did not receive additional payment for his service as a director following his appointment as our Interim Principal Executive Office. For information regarding compensation paid to him in connection with his role as Interim Principal Executive Officer, see section titled “Executive Compensation” elsewhere in this proxy statement.

(4)

Mr. Ede-Golightly did not stand for re-appointment at our 2025 annual general meeting and retired from the board at the expiration of his term as a director, as of the date of our 2025 annual general meeting. Mr. Ede-Golightly was re-appointed to the Board on December 14, 2025.

(5)	86,667 shares underlying the options granted to Mr. Ede-Golightly were subsequently cancelled and forfeited following his resignation from our Board as of the date of our 2025 annual general meeting.

(6)	Dr. Davidson resigned from the Board effective August 11, 2025.
(7)	80,001 shares subject to the options granted to Dr. Davidson were subsequently cancelled and forfeited following his resignation from our Board.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. The appointment of our non-executive chair can be terminated by either us or the director upon six months’ written notice; the other non-executive directors can be terminated by either us or the director upon three months’ written notice or by us, in our absolute discretion, at any time with immediate effect upon payment of pro-rated fees in lieu of notice.

Under the non-executive director appointment letters, we may also terminate each appointment with immediate effect if the non-executive director: (1) commits a material breach of his obligations under the letter of appointment; (2) commits a serious or repeated breach or non-observance of his obligations to us; (3) has been found guilty of any fraud or dishonesty or acts in any manner which, in our opinion, brings or is likely to bring us into disrepute or is materially adverse to our interests; (4) is incompetent or guilty of gross misconduct and/or any serious or persistent negligence or misconduct in respect of his obligations under the letter of appointment; (5) failed or refused after a written warning to carry out the duties reasonably and properly required under the letter of appointment; (6) is convicted of an arrestable criminal offense other than a road traffic offense for which a fine or non-custodial penalty is imposed; (7) is declared bankrupt or makes an arrangement with or for the benefit of his creditors, or suffers comparable proceedings in another jurisdiction; (8) is disqualified from acting as a director in any jurisdiction; (9) accepts a position with another company, without our prior agreement, which in the reasonable opinion of the Board may give rise to a conflict of interest between his position as a director of our company and his interest in such other company; or (10) commits any offense under the U.K. Bribery Act 2010.

Non-Executive Director Remuneration Policy

Our board adopted our non-executive director remuneration policy, which was most recently approved by shareholders on May 17, 2024. The non-executive director remuneration policy will remain in effect for a maximum of three years, or until a revised policy is approved by our shareholders.

Cash Compensation

Under this policy, we pay each of our non-executive directors annual fees for service on our board of directors and committees of our board of directors, which amounts may be amended from time to time by the board of directors.

We also reimburse non-executive directors for all reasonable and properly documented expenses related to attendance at board and committee meetings. Non-executive directors do not receive any pension benefits or cash in lieu thereof.

Non-executive directors are eligible to receive cash compensation as follows:

Annual Fee Retainer ($)
Annual fee for board of director chairperson (in lieu of annual director service retainer)	117,000
Annual director service retainer	42,000
Additional fee for audit & risk committee chair (in lieu of annual member service retainer)	20,000
Additional fee for audit & risk committee member	8,000
Additional fee for remuneration committee chair (in lieu of annual member service retainer)	15,000
Additional fee for remuneration committee member	5,000
Additional fee for nominations committee member	4,000
Special transition fee	4,000-16,000

Equity Compensation

In addition to cash compensation, each non-executive director is eligible to participate in the Non-Employee Sub-Plan to the Silence Therapeutics plc 2023 Equity Incentive Plan (“2023 EIP”). Awards granted under our non-executive director remuneration policy may be non-statutory stock options, stock appreciation rights, restricted stock units or any other form authorized under the 2023 EIP. Option grants and stock appreciation rights will have an exercise price per share equal to 100% of the fair market value (as such term is defined in our 2023 EIP) of the underlying ordinary shares on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a “Termination of Service” (as such term is defined in our 2023 EIP). There is no maximum equity award that a non-executive director may receive, and any amount granted is approved by the full board after a recommendation by the Remuneration Committee.

When reviewing equity-based awards, account is taken of market movements in the fees of non-executive directors, board committee responsibilities, and ongoing time commitments. Historically, non-executive directors have received an annual grant of stock options in the first quarter of each fiscal year. The shares subject to the annual grant generally vest monthly over a 12-month to 36-month period, provided the eligible director continues to serve as a “Service Provider” as defined in the 2023 EIP (i.e., an employee, director or consultant) and further provided that, for each eligible director who remains continuously a Service Provider until immediately prior to the closing of a “Change in Control” (as such term is defined in our 2023 EIP), the shares subject to his or her then-outstanding equity awards will become fully vested upon such change in control.

EXECUTIVE OFFICERS

Below is a list of our executive officers and their ages as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Iain Ross	72	Interim Principal Executive Officer and Chairman
Rhonda Hellums	54	Executive Vice President, Chief Financial Officer
Steven Romano, M.D.	66	Executive Vice President, Chief Research and Development Officer

Biographical information for Mr. Ross and Ms. Hellums are included above with the director biographies under the section of this proxy statement titled “Board of Directors and Corporate Governance.”

Steven Romano, M.D. has served as our Chief Research and Development Officer since June 2024 and as Head of Research and Development from April 2023 to May 2024. He previously served as a member of our board of directors from July 2019 to March 2023. Dr. Romano is a pharmaceutical executive and board-certified psychiatrist with over 30 years of drug development experience across a wide range of therapeutic and disease areas. Dr. Romano most recently served as executive vice president and chief scientific officer at Mallinckrodt plc, where he had responsibility for research and development, regulatory, safety sciences and medical affairs. Prior to joining Mallinckrodt, Dr. Romano spent 16 years at Pfizer, Inc. where he held a series of senior research and development and medical roles of increasing responsibility, culminating in his most recent position as SVP, Head, Global Medicines Development, Global Innovative Pharmaceuticals Business. He has recently served as Chairman of the National Pharmaceuticals Council, a health policy research organization, and is a past president of the International Society for CNS Clinical Trials and Methodology, an independent organization focused on enhancing therapeutic development of central nervous system therapeutics. Dr. Romano graduated from Washington University in St. Louis with a bachelor’s degree in biology and English literature, received his M.D. from the University of Missouri-Columbia School of Medicine and completed his psychiatry and fellowship at Weill Cornell Medical Center, where he held academic and clinical positions prior to entering the industry.

EXECUTIVE COMPENSATION

Named Executive Officer

Our named executive officers for fiscal year 2025 include the two individuals who served as our principal executive officer during fiscal year 2025, and the two other individuals who were serving as executive officers on December 31, 2025, as listed below. We have no other executive officers who served at any time during fiscal year 2025.

•	Iain Ross, our Interim Principal Executive Officer;

•	Craig Tooman, our former Chief Executive Officer;

•	Rhonda Hellums, our Chief Financial Officer; and

•	Steven Romano, M.D., our Chief Research and Development Officer.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2025 and 2024, as applicable:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Iain Ross(3)	2025	17,041	(4)	—	1,257,000	—	—		1,274,041
Interim Principal Executive Officer
Craig Tooman(5)	2025	690,687		—	1,528,263	—	27,913	(6)	2,246,863
Former Chief Executive Officer	2024	618,844		—	2,689,796	352,741	32,589		3,693,970
Rhonda Hellums	2025	490,000		—	637,991	—	22,932	(7)	1,150,923
Executive Vice President, Chief Financial Officer	2024	466,013		—	985,688	188,485	22,632		1,662,818
Steven Romano, M.D.	2025	490,000		—	485,235	—	6,667	(8)	981,902
Executive Vice President, Chief of Research and Development	2024	465,750		—	929,824	188,385	8,334		1,592,293

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 20 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 5, 2026. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the options, the exercise of the options or the sale of the ordinary shares underlying such options.

(2)	Reflects performance-based cash bonuses awarded to our named executive officers during the periods presented.
(3)

Mr. Ross was appointed as our Interim Principal Executive Officer on December 14, 2025 following the departure of Mr. Tooman. Accordingly, Mr. Ross was not a named executive officer for 2024 and we have excluded compensation for Mr. Ross for 2024.

(4)

Mr. Ross’s cash compensation was paid in British Pounds. This amount represents the approximate dollar value of his cash compensation converted to United States Dollars using the British Pound to United States dollar exchange rate of 1.3126, which represents an average for December 2025.

(5)	Mr. Tooman ended his employment with us and ceased being a member of the Board effective December 14, 2025.
(6)	Represents $21,000 paid in 2025 by the Company in 401(k) matching contributions, $5,313 paid in 2025 by the Company for life insurance premiums and $1,600 in additional compensation.

(7)	Represents $21,000 paid in 2025 by the Company in 401(k) matching contributions and $1,932 paid in 2025 by the Company for life insurance premiums.
(8)	Represents $6,667 paid in 2025 by the Company for life insurance premiums.

Narrative Disclosure to Summary Compensation Table

Set out below is information regarding certain components of the compensation (base salaries, annual performance bonuses and equity compensation) provided to the named executive officers other than Mr. Ross.

On December 18, 2025, the Board approved the current compensation arrangement for Mr. Ross in connection with his appointment as interim principal executive officer of the Company. Pursuant to that arrangement, Mr. Ross is to receive monthly cash compensation of 25,000 GBP for six months; after such time, Mr. Ross is to continue in that role on a month-to-month basis, based on mutual agreement between Mr. Ross and the Company. Mr. Ross may also be eligible to receive cash bonus as determined by the Remuneration Committee of the Board in its sole discretion. Mr. Ross also received an option grant to purchase 900,000 ordinary shares of the Company under the 2023 EIP, which will vest in equal monthly tranches over a 12-month period.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The Remuneration Committee periodically reviews the base salaries of our named executive officers and may approve merit and cost of living increases as well as increases to reflect expanded responsibilities. The table below reflects the 2025 annual base salaries of our named executive officers and shows the percentage increase over the respective annual base salaries in effect for 2024. In addition, the 2026 annual base salaries for Ms. Hellums and Dr. Romano have been increased to $502,422 . The Remuneration Committee determined the increases for all named executive officers were appropriate in light of each executive’s individual performance and target total cash compensation compared to applicable market and peer group data.

Named Executive Officer	2025 Annual Base Salary	Percentage Increase from 2024
Craig Tooman	$655,000	5.8%
Rhonda Hellums	$490,000	8.4%
Steven Romano, M.D.	$490,000	8.5%

Annual Performance Bonuses

The annual performance cash bonuses for our named executive officers are tied to achievement of our corporate goals and delivery on our business strategy. We develop our corporate goals based upon our performance objectives and strategic priorities for the upcoming year. In general, these corporate goals include development of pipeline and platform, partnering successes, revenue generation, strengthening of intellectual property and control of cash expenditure. In 2025, all employees were eligible for the annual performance bonus, including our executive officers. However, Mr. Ross was not eligible for a 2025 performance bonus because he did not join the Company as an employee until December 14, 2025, and Mr. Tooman is entitled to his performance bonus for 2025 in accordance with his employment agreement.

Each eligible employee has a target annual performance incentive opportunity that corresponds to achievement of 100% of the performance goals comprising the corporate scorecard. Following the end of the year, the Remuneration Committee determines the extent to which the prior year’s corporate scorecard metrics were met and incentive payments are made as soon as practicable thereafter.

The Remuneration Committee periodically reviews each of our named executive officer’s target bonus opportunity and establishes it as a percentage of base salary. Following a review of applicable market and peer group data provided by our independent compensation consultant, an assessment of the Company’s performance and an analysis of each individual’s target total cash compensation, the Remuneration Committee originally established the 2025 target percentages at 60% for Mr. Tooman and 45% for Ms. Hellums and Dr. Romano. For 2026, the annual cash bonus target payout for both Ms. Hellums and Dr. Romano will be 45% of annual base salary. The Remuneration Committee retains the authority to adjust the targets as it deems appropriate.

The achievement against the scorecard of corporate goals was as follows:

Target	Weighting	2025 Achievement
Deliver on partnering and management of capital	30%	10%
Deliver on clinical milestones	30%	32%
Sustain competitive platform	15%	5%
Manufacturing, compliance and quality	15%	20%
Corporate execution and resilient operations	10%	9%

Total:	100%	76%

Equity Compensation

We have adopted the 2023 EIP, under which we may grant equity-based incentive awards to employees, including our named executive officers. We believe that our ability to grant equity awards is a valuable and necessary compensation tool that aligns the long-term interests of our executive officers with the financial interests of our shareholders and is therefore a key aspect of our pay-for-performance program. The Remuneration Committee believes that share options are inherently performance-based and automatically link executive pay to shareholder return, as the value realized, if any, from an award of share options is dependent upon, and directly proportionate to, future appreciation in our share price. Regardless of the reported value in the Summary Compensation Table, our named executive officers will only receive value from their share option awards if the market price of our stock increases above the market price of our stock at the time of grant and remains above such price as the share options continue to vest and are exercised.

Annual equity grants to executive officers are typically granted by the Remuneration Committee to executive officers in the first quarter of each year, though spot grants may be made at other times by reason of promotions, new hires and other circumstances. In fiscal year 2025, we approved equity awards to our named executive officers in the form of share options. The Remuneration Committee used its subjective judgement to determine the amounts it believed were appropriate for each named executive officer, weighing the following factors: the executive’s target total direct compensation, current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our ordinary shares, internal equity amongst executives and market and peer group data provided by our independent compensation consultant. The share options granted in 2025 to Mr. Tooman, Ms. Hellums and Dr. Romano vest over a four-year period, with 25% of the shares subject to each award vesting on the first anniversary of the grant date and the remaining 75% vesting in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.

The following table sets forth the share options granted to our named executive officers other than Mr. Ross in fiscal year 2025:

Named Executive Officer	Grant Date	Number of Ordinary Shares Underlying Options Granted
Craig Tooman	1/2/2025	900,000
Rhonda Hellums	1/2/2025	375,000
Steven Romano, M.D.	1/2/2025	285,000

As noted above, on December 18, 2025, Mr. Ross was granted a share option covering 900,000 ordinary shares that will vest in equal monthly tranches over a 12-month period, subject to continued service through the applicable vesting date.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remained outstanding as of December 31, 2025. All options are options to purchase ordinary shares.

				Option Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Iain Ross*	10/6/2019	10/6/2019		250,000	—	0.8	10/6/2029
	10/6/2019	10/6/2019		250,000	—	2.53	10/6/2029
	5/21/2020	5/21/2020		150,000	—	0.07	5/20/2030
	5/21/2020	5/21/2020		350,000	—	5.87	5/20/2030
	1/6/2022	1/6/2022		90,000	—	7.87	1/6/2032
	9/14/2023	9/14/2023	(1)	67,500	22,500	5.13	9/14/2033
	1/4/2024	1/4/2024	(1)	57,500	32,499	5.9	1/4/2034
	1/2/2025	1/2/2025	(1)	27,500	62,499	2.4	1/2/2035
	12/18/2025	12/18/2025	(2)	—	900,000	2.08	12/18/2035
Craig Tooman	1/6/2021	1/6/2021		580,000	—	7.02	12/14/2026
	1/6/2022	1/6/2022	(3)	259,479	5,520	7.87	12/14/2026
	2/21/2022	2/21/2022	(3)	359,376	7,812	6.33	12/14/2026
	9/16/2022	9/16/2022	(4)	585,000	15,000	3.86	12/14/2026
	1/5/2023	1/5/2023	(3)	1,531,248	—	5.13	12/14/2026
	9/14/2023	9/14/2023	(5)	122,040	94,920	3.33	12/14/2027
	1/4/2024	1/4/2024	(5)	339,000	311,880	5.9	12/14/2027
	1/2/2025	1/2/2025	(5)	—	900,000	2.4	12/14/2027
Rhonda Hellums	4/29/2021	4/29/2021		75,000	—	8.14	4/29/2031
	1/6/2022	1/6/2022	(3)	54,831	1,167	7.87	1/6/2032
	2/21/2022	2/21/2022	(3)	143,751	6,249	6.33	2/21/2032
	9/16/2022	9/16/2022	(4)	243,750	131,250	3.86	9/16/2032
	1/5/2023	1/5/2023	(3)	437,499	162,501	5.13	1/5/2033
	9/14/2023	9/14/2023	(5)	44,721	34,785	3.33	9/14/2033
	1/4/2024	1/4/2024	(5)	114,291	124,227	5.9	1/4/2034
	1/2/2025	1/2/2025	(5)	—	375,000	2.4	1/2/2035

				Option Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven Romano, M.D.	1/6/2022	1/6/2022		48,000	—	7.87	1/6/2032
	4/1/2023	4/1/2023	(5)	200,000	100,000	2.07	4/1/2033
	9/14/2023	9/14/2023	(6)	36,000	12,000	5.13	9/14/2033
	10/1/2023	10/1/2023	(3)	243,750	206,250	3.27	10/1/2033
	1/4/2024	1/4/2024	(5)	107,811	117,189	5.9	1/4/2034
	1/2/2025	1/2/2025	(5)	—	285,000	2.4	1/2/2035

*	All of Mr. Ross’s options other than the option granted on December 18, 2025, were granted in his capacity as a non-executive director of the Company.
(1)

Each option award vests as follows: The shares subject to the option vest over a three-year period, with the shares subject to the option vesting in 36 equal monthly installments, subject to optionee’s continuous service as of each such date.

(2)

Each option award vests as follows: The shares subject to the option vest over a one-year period, with the shares subject to the option vesting in 12 equal monthly installments, subject to optionee’s continuous service as of each such date.

(3)

Each option award vests as follows: The shares subject to the option vest over a four-year period, with the shares subject to the option vesting in 48 equal monthly installments, subject to optionee’s continuous service as of each such date.

(4)

Each option award vests as follows: The shares subject to the option vest over a five-year period, with the shares subject to the option vesting in 60 equal monthly installments, subject to optionee’s continuous Service as of each such date.

(5)

Each option award vests as follows: The shares subject to the option vest over a four-year period, with 25% of the total number of shares subject to the option vesting 12 months from the vesting commencement date, and the balance of the shares subject to the option vesting in 36 equal monthly installments thereafter, subject to optionee’s continuous service as of each such date.

(6)

Each option award vests as follows: The shares subject to the option vest over a three-year period, with the shares subject to the option vesting in 36 equal monthly installments, subject to optionee’s continuous service as of each such date.

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of our named executive officers, with the exception of Mr. Ross, who serves as our Interim Principal Executive Officer. Each of the agreements contains substantially similar terms exclusive of compensation and severance levels. The agreements set forth the terms and conditions of each executive’s employment with us, including base salary, bonus opportunity, eligibility for employee benefits and severance benefits upon a qualifying termination of employment (as described below under “—Potential Payments Upon Termination or Change in Control”), intellectual property rights, and certain non-inducement and non-solicitation covenants for a period of 12 months.

Each of the named executive officers’ employment is at will and terminable by the executive or the Company at any time, with or without cause, provided that the executive must provide 45-days’ prior written notice upon a termination other than for good reason (as defined in the agreement) unless waived by the Company. If the executive is discharged for cause then all rights to any unearned, non-vested or non-accrued compensation will terminate.

As noted elsewhere, Mr. Tooman’s employment with the Company terminated effective December 14, 2025. The Company has not yet entered into a separation agreement with Mr. Tooman providing for the terms of his separation from employment.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment agreements, if the Company terminates the executive’s employment without cause or the executive terminates for good reason, then, in addition to any accrued compensation, benefits or reimbursable expenses, the terminated executive is entitled, contingent on the execution of the Company’s standard form of release (and, for any member of the board of director of the company or an affiliate, resignation from the board), to:

i. continued base salary for a period of 12 months for Mr. Tooman and six months for Ms. Hellums and Dr. Romano;

ii. COBRA premium payments exceeding their prior monthly contributions (subject to taxes), beginning on the 60th day following termination, until the earlier of (A) expiration of the severance period as described above, (B) eligibility for other healthcare, or (C) COBRA ineligibility;

iii. any unpaid short-term bonus for any completed performance period, which will be paid in a lump sum when other senior executive bonuses are paid generally, but in no case later than March 15th of the year following the year of termination;

iv. a pro rata bonus for the year in which the termination occurs based upon the achievement of applicable performance goals, which will be paid in a lump sum when other senior executive bonuses are paid generally, but in no case later than March 15th of the year following the year of termination; and

v. treatment as a “good leaver” with respect to the post-termination exercise period of all vested equity awards.

If, within 12 months following a change in control (as defined in the employment agreements), a named executive officer’s employment is terminated without cause or for good reason, then pursuant to the employment agreements that executive is entitled to the same severance and other benefits as if they had been terminated without cause (subject to execution of a release), except that (i) the term of severance will be 18 months for Mr. Tooman and 12 months for Ms. Hellums and Dr. Romano, and (ii) the severance payment will be made in one lump sum on the 60th day following the date of termination.

Moreover, pursuant to the employment agreements, if a person obtains “control” (as defined in the company’s share scheme) of the Company, any unvested equity grants held by a named executive officer will vest and become exercisable in accordance with Rule 11.1 of the share scheme and any documents awarding such equity grants. Notwithstanding any contrary provisions in an award agreement, any award that does not become vested and exercisable upon a person gaining control shall fully vest and become exercisable if the employment agreement and the executive’s employment with the company is terminated, following or upon such person gaining control, whether such termination is by the company (or its successor) other than for cause, incapacity, or death, or by the executive for good reason.

Pursuant to the employment agreements, in the event a named executive officer is unable to perform their duties due to incapacity, and such incapacity results in undue hardship to the Company, the Company may terminate the named executive officer’s employment as of the end of any calendar month, with 30 days’ prior written notice. In the event of the named executive officer’s death, their employment shall terminate as of the date of death. If the named executive officer’s employment is terminated due to incapacity or death, in addition to any unpaid compensation, benefits or reimbursable expenses, they or their estate shall be entitled to the prior year bonus and a pro rata bonus, if any. Furthermore, all vested equity awards shall be treated as a termination for “good leaver reason” under the share scheme.

Mr. Tooman ended his employment with us and ceased being a member of the Board effective December 14, 2025. There were no loss of office payments or payments to former directors made in connection with Mr. Tooman’s departure in 2025.

Other Compensation Policies and Practices

Retirement Plans

Our named executive officers are eligible to participate in a defined contribution 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis (the “401(k) plan”). Eligible employees may defer eligible compensation up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). For the 2025 plan year, we made discretionary matching contributions on a per payroll basis equal to 100% of the first 6% of eligible compensation deferred, subject to Code limits. Matching contributions are 100% vested when made to the 401(k) plan. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. Except for contributions to a Roth account, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Other than the 401(k) plan, our employees, including our named executive officers, do not participate in any qualified or non-qualified retirement or deferred compensation benefits.

Health/Welfare Plans

Our named executive officers are eligible to participate in broad-based health and welfare benefit plans, such as medical, dental, vision, disability and life insurance, in each case generally on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our named executive officers. Our Remuneration Committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.

Perquisites

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. We do provide Mr. Tooman with up to $10,000 annually for the preparation and submission of tax returns in the UK and USA until his departure in December 2025. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Remuneration Committee.

Equity Grant Timing
From time to time, we grant share options to our employees, including the named executive officers. Historically, we have granted new-hire
option awards on the penultimate day of the month in which service started and annual employee option grants in the first quarter of each fiscal year. Also, each non-executive
director may receive an annual share option in the first quarter of each
fiscal year, pursuant to the
non-executive
director remuneration policy, as further described under the heading,
“Non-Executive
Director Remuneration” above. We do not otherwise maintain any written policies on the timing of awards of share options, or similar instruments with option-like features. The Remuneration Committee generally does not take material non-public
information (“MNPI”) into account when determining the timing of awards and it does not seek to time the award of share options in relation to the Company’s public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation. All required approvals are obtained in advance of or on the actual grant date.
As noted above, on December 18, 2025, our Board approved and priced certain equity compensation awards in the form of share options to Mr. Ross in connection with his appointment as our Interim Principal Executive Officer. Because that grant date occurred within the period beginning four business days before the filing of a Current Report on Form
8-K
announcing the appointment of Rhonda Hellums as a new executive director, the following table is being provided pursuant to Item 402(x)(2) of Regulation
S-K.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Share)	Grant date fair value of the award ($) (1)
Percentage change in the closing market
price of the securities underlying the award
between the trading day ending
immediately prior to the disclosure of
material nonpublic information and the
trading day beginning immediately
following the disclosure of material
nonpublic information (%)

Iain Ross	12/18/2025	900,000	2.08	5,607,000	1.26%

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option award computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount are included in note 20 to our audited consolidated financial statements included in our Annual Report on Form
10-K
for the year ended December 31, 2025 as filed with the SEC on March 5, 2026. This amount does not reflect the actual economic value that will be realized by Mr. Ross upon the vesting of the option, the exercise of the option or the sale of the ordinary shares underlying such option.

Compensation Recovery (“Clawback”) Policy
On November 8, 2023, we adopted the Incentive Compensation Recoupment Policy (the “Clawback Policy”), which is intended to comply with the Nasdaq listing standards that implement the SEC rules under the Dodd-Frank Act. The Clawback Policy is administered by the Remuneration Committee.
The Remuneration Committee retains the discretion to update or amend the clawback policy from time to time in order to maintain compliance with applicable laws, regulatory requirements and best practice from time to time.
In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our named executive officers may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the Committee view the link between our performance and named executive officer pay. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to the foregoing provisions of this “Executive Compensation” section.
Required Tabular Disclosure of Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO
named executive officers
(“Non-PEO
NEOs”) and our performance for the fiscal years listed below. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
non-PEO
NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
Use of “Compensation Actually Paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.
Pay Versus Performance

Fiscal Year	Summary Compensation Table Total for First PEO 1	Compensation Actually Paid to First PEO 2	Summary Compensation Table Total for Second PEO 1	Compensation Actually Paid to Second PEO 2	Average Summary Compensation Table Total for non-PEONEOs 1	Average Compensation Actually Paid to non-PEONEOs 2	Value of Initial Fixed $100 Investment Based on	Net Income (Loss) ($M) 4
							SLN Total Shareholder Return 3
2025	$2,246,863	$(1,741,202)	$1,274,041	$1,273,584	$1,066,413	$707,806	$39.87	$(88.61)
2024	$3,693,970	$(3,803,950)	$0	$0	$1,438,125	$(375,513)	$28.80	$(45.31)
2023	$9,099,969	$9,739,078	$0	$0	$2,019,064	$2,113,127	$72.71	$(54.23)

(1)
Mr. Tooman was our “First PEO” for each year presented in this table; Iain Ross was appointed as our Interim Principal Executive Officer in December 2025, and accordingly he is the “Second PEO” for purposes of this table. The individuals comprising the
Non-PEO
NEOs for 2024 and 2023 are our other named executive officers: Ms. Hellums and Dr. Romano.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by our named executive officers. These amounts reflect the amounts in the Total column of the Summary Compensation Table above with certain adjustments made in accordance with Item 402(v) of Regulation
S-K
as follows:

Fiscal Year	Executives	Total from Summary Compensation Table	Grant Date Value of New Awards	Year End Value of Unvested Awards	Change in Value of Unvested Awards Granted in Prior Fiscal Years	Change in Value of Vested Awards Granted in Prior Fiscal Years	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year	Fair Value at End of Prior Fiscal Year of Awards That Failed to Meet Vesting Conditions	Total Equity Award Adjustments	Compensation Actually Paid
2025	PEO: Iain Ross	$1,274,041	$(1,257,000)	$1,261,745	$(13,799)	$(19,222)	$27,820	$0	$1,256,543	$1,273,584
	PEO: Craig Tooman	$2,246,863	$(1,528,263)	$0	$(568,049)	$(846,813)	$0	$(1,044,940)	$(2,459,802)	$(1,741,202)
	Non-PEO NEOs	$1,066,413	$(561,613)	$421,414	$(118,913)	$(99,493)	$0	$0	$203,007	$707,806
2024	PEO: Craig Tooman	$3,693,970	$(2,689,796)	$707,858	$(5,792,293)	$276,312	$0	$0	$(4,808,124)	$(3,803,950)
	Non-PEO NEOs	$1,438,125	$(793,475)	$208,814	$(1,320,708)	$91,731	$0	$0	$(1,020,163)	$(375,513)
2023	PEO: Craig Tooman	$9,099,969	$(7,636,244)	$7,433,279	$857,133	$(745,252)	$730,193	$0	$8,275,353	$9,739,078
	Non-PEO NEOs	$2,019,064	$(1,328,132)	$1,587,922	$96,082	$(211,788)	$93,039	$(143,060)	$1,422,195	$2,113,127

(3)
For the relevant fiscal year, “SLN Total Shareholder Return” represents the cumulative total shareholder return (“TSR”) of our ADSs (each representing three ordinary shares). The comparison assumes $100 was invested for the period starting December 31, 2022, through the end of the listed year in our ADSs. Historical stock performance is not necessarily indicative of future stock performance.

(4)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs and the average Compensation Actually Paid to our
Non-PEO
NEOs on the one hand, and our cumulative TSR over the three most recently completed fiscal years on the other hand.

Silence Therapeutics plc CAP vs TSR
Compensation Actually Paid ($M)
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
-$2.00
-$4.00
Value of $100 Investment from 12/31/2022
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Craig Tooman
PEO CAP ($M) - Iain Ross
Avg NEO CAP ($M)
SLN TSR

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs and the average of Compensation Actually Paid to our
Non-PEO
NEOs on the one hand, and our Net Income during the three most recently completed fiscal years on the other.

Silence Therapeutics plc CAP vs Net Income
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
-$2.00
-$4.00
Compensation Actually Paid ($M)
-$40.00
-$50.00
-$60.00
-$70.00
-$80.00
-$90.00
-$100.00
Net Income ($M)
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Craig Tooman
PEO CAP ($M) - Iain Ross
Avg NEO CAP ($M)
Net Income ($M)

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Silence Therapeutics plc under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options (1)	(b) Weighted Average Exercise Price of Outstanding Options ($) (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (2)
Equity plans approved by shareholders	20,884,098	3.04	4,877,373
Equity plans not approved by shareholders	—	—	—
Total	20,884,098	3.04	4,877,373

(1)
Includes our: (a)(1) 2018 Employee Long-Term Incentive Plan; (2) 2018
Non-Employee
Long-Term Incentive Plan; (3) Employee U.S.
Sub-Plan
under the 2018 Employee Long-Term Incentive Plan;
(4) Non-Employee
U.S.
Sub-Plan
under the 2018
Non-Employee
Long-Term Incentive Plan; and (5) various standalone equity agreements (collectively, the “Legacy Arrangements”) and (b) 2023 EIP.

(2)
Includes the 2023 EIP. Options or other share awards granted under the Legacy Arrangements that are forfeited, terminated, expired or repurchased become available for issuance under the 2023 EIP, up to a maximum of 16,037,019 ordinary shares. In accordance with the terms of the 2023 EIP, the total number of our common shares reserved for issuance thereunder automatically increased on January 1st in an amount equal to 5.0% of the total number of shares of ordinary shares outstanding on December 31st of the preceding year, or a smaller number of shares determined by our board of directors. Accordingly, prior to January 1, 2026, our board of directors approved an annual increase equal to 2% of the aggregate number of ordinary shares outstanding on December 31, 2025 to the 2023 EIP, which was 2,834,037 shares. This increase is not reflected in the table above.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are requi red
by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2025, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act, except for (i) that Form 4 filed by Mr. Richard Griffiths on February 25, 2025 reporting the purchases of an aggregate of 300,000 ADSs by Cream Capital Limited and 150,000 ADSs by Mr. Griffiths directly between January 8, 2025 and February 18, 2025; (ii) that Form 4 filed by Mr. Griffiths on April 15, 2025 reporting the purchases of an aggregate of 200,000 ADSs by Mr. Griffiths between April 10, 2025 and April 15, 2025; (iii) that Form 4 filed by Mr. Griffiths on April 22, 2025 reporting the purchases of 50,000 ADSs and 100,000 ADSs by Mr. Griffiths on April 17, 2025 and April 21, 2025, respectively; (iv) that Form 4 filed by Mr. Griffiths on May 8, 2025 reporting the purchases of an aggregate of 250,000 shares by Mr. Griffiths between May 5, 2025 and May 7, 2025; (v) that Form 4 filed by Mr. Griffiths on July 10, 2025 reporting the purchases of an aggregate of 62,457 ADSs by Mr. Griffiths between July 7, 2025 and July 9, 2025; (vi) that Form 4 filed by Mr. Griffiths on July 16, 2025 reporting the purchases of 28,000 ADSs and 43,293 ADSs by Mr. Griffiths on July 11, 2025 and July 15, 2025, respectively. Mr. Richard Griffiths holds more than 10% of our outstanding ordinary shares and does not serve as a director or officer of the Company. In addition, Mr. Timothy McInerney filed a Form 3 and Form 4 on May 20, 2025 in connection with his appointment as a director and initial option grant on May 5, 2025, which was due to an administrative delay in receiving his EDGAR codes from the SEC.

ADDITIONAL INFORMATION
U.K. Statutory Annual Accounts and Reports of the Board and Auditors of Silence Therapeutics plc for the year ended December 31, 2025
Consistent with its obligations under the Companies Act, our board of directors will present at the AGM our 2025 U.K. Annual Report, which has been approved by and, where appropriate, signed on behalf of our board of directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration and the existing remuneration policy, is included as Annex A to this proxy statement. A complete copy of our 2025 U.K. Annual Report, including the statutory board of directors report, strategic report and auditor’s report on our U.K. accounts is being sent, or made available, separately to you as part of the Proxy Materials. We will provide our shareholders with an opportunity to raise questions in relation to the 2025 U.K. Annual Report at the AGM.
Shareholders’ Rights to Call a General Meeting
Our shareholders have the right to call a meeting of our shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up
shares entitled to vote at a general meeting. The Companies Act generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.
Shareholder Proposals and Director Nominations for 2027 Annual General Meeting
Pursuant to the various rules promulgated by the SEC and without prejudice to the rights of a shareholder
of record under the Companies Act, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2027 annual general meeting of shareholders may do so by following the procedures set forth in Rule
14a-8
under the Exchange Act.
In order to be considered for inclusion in our proxy statement for our 2027 annual general meeting of shareholders, shareholder proposals must be received by our Company Secretary in writing at c/o Silence Therapeutics plc, 12 Hammersmith Grove, London W6 7AP, United Kingdom no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or December 30, 2026. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.
Shareholder proposals submitted for consideration at our 2027 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2027 annual general meeting of shareholders, must be received by our Company Secretary at our principal executive offices, 12 Hammersmith Grove, London W6 7AP, United Kingdom no later than 45 days before the anniversary of the date of the AGM, or May 2, 2027. However, if the date of the 2027 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the AGM, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2027 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2027 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by
Rule 14a-4
of the Exchange Act.
Under section 338 of the Companies Act, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting, or at least 100 shareholders entitled to vote at an annual general meeting and who hold, on average, shares with a paid up nominal value of at least £100 per shareholder, may require us to give notice of a resolution to be moved at the annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by us at the Office of the Company Secretary, 12 Hammersmith Grove, London W6 7AP, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.
In addition to satisfying the forgoing requirements under our articles of association and the Companies Act, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by
Rule 14a-19
under the Exchange Act no later than April 17, 2027.
Shareholder Rights
Under section 527 of the Companies Act, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to:
(i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or
(ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the Companies Act.
We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the Companies Act. Where we are required to place a statement on a website under section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the Companies Act, to publish on a website.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are our shareholders will be “householding” the Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or us. Direct your written request to c/o Silence Therapeutics plc, 12 Hammersmith Grove, London W6 7AP, United Kingdom, Attn: Rhonda Hellums, Company Secretary. Shareholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions
If you have any questions or need more information about the AGM please write to us at:
c/o Silence Therapeutics plc
Attn: Rhonda Hellums, Company Secretary
12 Hammersmith Grove
London W6 7AP
United Kingdom
A copy of our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025 is available without charge upon written request to: c/o Silence Therapeutics plc, 12 Hammersmith Grove, London W6 7AP, United Kingdom, Attn: Rhonda Hellums, Company Secretary.

Annex A

SILENCE THERAPEUTICS PLC

Remuneration Committee Report

Having the right team to execute on an internationally competitive strategy in the fast-moving field of RNAi is a key priority for the Board and the Company.

Tim McInerney

Chair of the Remuneration Committee

Dear Shareholder,

On behalf of the Remuneration Committee (the “Committee”), I am pleased to present our Directors’ remuneration report for the year ended 31 December 2025.

Having the right team to execute on an internationally competitive strategy in the fast-moving field of RNAi is a key issue for the Board and the Company. Craig Tooman served as our President, Chief Executive Officer and as a member of our board of directors from February 2022 until 14 December 2025. Iain Ross was appointed as Interim Principal Executive Officer on 15 December 2025. Iain has served as our Non-Executive Chairman since September 2020 after serving as Executive Chairman from December 2019 to September 2020. He previously served as our Non-Executive Chairman from April 2019 to December 2019 and as our Chairman from 2004 to 2010. Mr. Ross has over 40 years’ experience in the international life sciences and technology sectors and has held significant roles in multi-national companies including Sandoz, Hoffman La Roche, Reed Business Publishing and Celltech Group plc. Currently Mr. Ross serves as Executive Chairman of Oxford Biodynamics plc (LSE), Non-Executive Chairman of ReNeuron Group and internationally holds other non-executive director roles. Rhonda Hellums has served as our Chief Financial Officer since February 2022. Rhonda has over 30 years of corporate finance, accounting, strategic planning, M&A, treasury management, investor and public relations experience, largely in the biopharmaceutical industry. She was appointed to the board on 18 December 2025.

We continue to deliver a remuneration programme that rewards both achievement of short-term goals and fulfilment of our longer-term objectives, linked with the ultimate exploitation of our platform and its application in generating novel RNAi medicines. We recognise the need to retain and motivate Executive Directors and the senior management team and avoid making remuneration decisions solely based on shorter-term volatility. Accordingly, we include two performance-based elements in our remuneration programme: a shorter-term annual bonus programme, with payment amounts based on the previous year’s achievement against pre-set goals for that year; and a longer-term equity-based programme of share options, vesting over four years and directed towards the achievement of substantial, longer-term strategic objectives. The short-term programme and the long-term incentive programme are providing a balance designed to incentivise Executive Directors and senior management to work toward achievement of the corporate strategy.

During the year, share options were awarded to Craig Tooman and Iain Ross; vesting dates for these options are detailed later in this report. We continue to implement our remuneration policy with the intention of ensuring that Silence is in line with biotech industry best practices.

Tim McInerney

Chair of the Remuneration Committee

SILENCE THERAPEUTICS PLC

Directors’ Remuneration Policy

This part of the Remuneration Report sets out the Remuneration Policy and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies (Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019.

The remuneration report sets out the Directors’ remuneration policy approved by a binding vote of shareholders on 17 May 2024 and which took effect on that date. Thereby, as intended the remuneration policy will remain in effect from the date of approval and apply for a maximum period of three years (or until a revised policy is approved by shareholders). The Remuneration Policy is unchanged this year, and as such is not subject to a shareholder vote.

The scenario charts have been updated to reflect the intended application of the approved policy for the 2026 financial year and references to prior financial years have been updated where appropriate to aid understanding. A copy of the shareholder-approved policy (including the scenario charts for the 2024 financial year) is in this Annual Report and Financial Statements for the Year Ended 31 December 2023, which is available on the Company’s website.

The policy is designed to align to the Company’s strategy and business model and to reflect the Committee’s remuneration philosophy, as summarised below:

Philosophy: Support value creation for shareholders over the longer term and create alignment with shareholders
	Fixed Remuneration			Variable Remuneration
Element	Base Salary	Benefits	Pension	Annual Bonus	EIP
How it is influenced by the remuneration philosophy	Assessed with reference to industry compensation benchmarks	Assessed with reference to industry compensation benchmarks	Assessed with reference to industry compensation benchmarks	Set considering industry benchmarking data and consistent with positions held.	The more significant element of the package linked to longer- term share performance.

				Determined by corporate and individual targets that support Silence’s annual goals and its overall strategy.	Under the Silence Therapeutics plc 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan (the “EIP”), equity awards, can be issued with performance and/or time based criteria.

In developing its policy, the Committee has regard to the policy for remuneration of employees across the Company. The Directors’ remuneration policy was set considering the pay and conditions for other employees and the Committee does not engage in a wider consultation with employees on the policy. Remuneration across the Company is implemented in the following ways:

•

All employees are rewarded with a remuneration package that includes certain key benefits such as life assurance, private medical insurance, 401(k) matching, access to pension benefits (or cash in lieu), and eligibility to receive a bonus. All employees are eligible to participate in Silence’s EIP. Internal reviews are carried out to ensure that levels of remuneration for all key employees are up to date and competitive within the sector.

SILENCE THERAPEUTICS PLC

•	The bonus arrangements for our Executive Directors and employees are designed to reward performance, and all individuals work towards challenging corporate and individual goals.

•

In setting the remuneration policy for Directors, the pay and conditions of other employees are taken into account, including any base salary increases awarded. The Committee is provided with data on the remuneration structure for management level tiers below the level of Executive Director and uses this information to ensure consistency of approach throughout the Company. The views of shareholders expressed in respect of Directors’ remuneration were considered when formulating the Directors’ remuneration policy. The remuneration of senior executives below Board level is reviewed by the Committee on an annual basis. The remuneration packages of these executives are broadly consistent with the policy outlined above, with the overall impact of the role and the individual being considered as well as relevant market comparative data, save that lower bonus percentages and lower share option opportunities are applicable.

Remuneration Policy Table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it supports the Company’s strategy:

Executive Directors

Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Base Salary

To attract and retain executives of the highest calibre who are capable of delivering the Company’s strategic objectives, reflecting the individual’s experience and role within the Company.

Base salary is designed to provide an appropriate level of fixed income to avoid an over-reliance on variable pay elements that could encourage excessive risk taking.

The Committee aims to set base salary at levels that are broadly aligned with the mid-points for equivalent roles in comparable global companies, adjusted to reflect Company size and complexity.

Salaries are normally reviewed annually, and changes are generally effective from 1 January.

The annual salary review of the Executive Directors takes into consideration a number of factors, including, but not limited to:

•

business performance;

•

salary increases awarded to the overall employee population;

•

skills and experience of the individual over time;

•

scope of the individual’s responsibilities;

•

changes in the size and complexity of the Company;

market competitiveness and U.K., European and U.S. market practice; and the underlying rate of inflation.

Executive Director level salaries are determined considering industry benchmarking data.

Base salary increases are awarded at the discretion of the Committee; however, salary increases will normally be no greater than the inflationary pay rises awarded to the wider workforce.

Executive Director level salaries are approved by the Committee in line with corporate performance and are consistent with the role currently being undertaken by the individual.

Where there has been a change in the role or, if the individual is new to the role, initial base salary may be set at a lower level and/or future increases could be higher.

Subsequent demonstration of strong performance may also result in a salary increase that is higher than that awarded to the wider workforce.

No formal metrics, although any increases take account of Company performance and Executive Director appraisal against objectives.

SILENCE THERAPEUTICS PLC

Benefits

Benefits in kind offered to Executive Directors are provided on a market- competitive basis, to assist with their recruitment and retention.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, dental, life insurance and retirement plan. The Company may make a cash payment to provide a gross up where penalty taxes are payable under section 280G of the U.S. Internal Revenue code of 1986, as amended in connection with a change of control. The Committee will consider whether this is appropriate taking into account the circumstances of the transaction.

In addition, the Company will pay for (i) the preparation and submission of annual tax returns in the U.K.and U.S. up to a maximum of USD$10,000 per year, and (ii) reasonable attorney’s fees for the review of an Executive Director’s employment agreement and related documents, up to a maximum of USD$10,000.

Under certain circumstances the Company may offer relocation allowances or assistance.

	There is no defined maximum value for benefits, but the Committee will consider the aggregate value of any such benefits when determining what should be offered.	Not performance-related. No claw-back will be applied in relation to benefits.

Travel, accommodation and any reasonable business-related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in future where the Committee deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

Executive Directors are eligible to participate in the Company’s all-employee share plans from time to time on the same terms as other employees in the jurisdiction in which they are engaged.

SILENCE THERAPEUTICS PLC

Pensions

The Company aims to provide market- competitive retirement benefits, as a retention tool and to reward sustained contribution.

The Company operates a defined contribution scheme and all employees, including Executive Directors, are invited to participate. Payments are made directly to a nominated pension scheme or, where payments are made in cash, delivered monthly through payroll.

Cash payments in lieu of pension contributions may be made.

	Employee contributions are matched two-fold by employer contributions up to a maximum employer contribution of 10%. Employees may contribute more than 5% themselves, but the Company will not provide any further employer contributions above this level.	Not performance-related. No claw-back will be applied in relation to pensions.

Annual Performance Bonus

An annual cash bonus rewards the achievement of objectives that support the Company’s corporate goals and delivery of the business strategy.

Objectives are agreed with the Committee, and the Board, at the start of each financial year although the Committee retains the discretion to amend objectives during the year if it considers that objectives are no longer appropriate.

Different performance measures and weightings may be used each year, as agreed with the Committee, to consider changes in the business strategy.

Bonuses are paid at the discretion of the Committee.

The Committee considers overall corporate performance and individual performance when determining the final bonus amount to be awarded and the Committee may adjust any formulaic outcomes accordingly. A deferral period may be applied to bonuses.

Bonuses are normally paid in cash (but may be paid in the form of an equity award).

The Committee may, in appropriate circumstances, override the formulaic outcome to amend the bonus payout or provide for an additional bonus payment, should this not, in the view of the Committee, reflect overall business performance or individual contribution or in connection with a corporate transaction such as a change of control. If the Committee provides for additional bonus payments, the Committee has the discretion to set the terms and value of such bonus payment.

Annual cash bonuses have a target of up to 60% of base salary and a maximum payout for “stretch” performance of up to 100% of base salary for the Executive Directors.

Executive Director level bonuses are approved by the Board in line with corporate performance and are consistent with the role currently being undertaken by the individual.

The Board can exercise discretion in setting contractual target bonus rates for new Executive Directors above 60%, with discretion exercised with respect to total compensation.

The bonus is performance based and the final payout is entirely at the discretion of the Company.

The Committee may, in appropriate circumstances, waive the maximum target bonus opportunity for Executive Directors where an additional bonus payout is made to reflect overall business performance, individual contribution or the achievement of separate targets, such as the completion of a transaction.

Corporate goals typically include development of pipeline and platform, partnering successes, revenue generation, strengthening of intellectual property and control of cash expenditure, although the Committee has the discretion to set other targets.

Individual goals set are specific, measurable and are linked to the Company’s longer-term strategy.

The Committee may, in appropriate circumstances, disapply any performance measures or award a bonus without such performance measures or apply different performance criteria, such as the completion of a transaction, should they not, in the view of the Committee, reflect overall business performance or individual contribution.

The amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance with any financial reporting requirement under United States securities laws will be subject to clawback under the Company’s clawback policy.

SILENCE THERAPEUTICS PLC

Equity-Based Awards (EIP or any successor equity incentive plan)

The Remuneration Committee believes that a key component of the overall remuneration package is the provision of equity awards to senior executives through an EIP, which is designed to develop a culture which encourages strong corporate performance on an absolute and relative basis to align with shareholder interests.

EIP awards granted to Executive Directors have typically taken the form of market value options vesting over time, although different forms of awards may also be granted in accordance with the EIP rules.

The Committee may also vary the vesting schedule of awards as it considers appropriate.

The Committee has discretion to decide whether and to what extent any deferral or holding period applies to awards or to the shares acquired following the vesting of awards.

With the approval of the Company’s shareholders, the Committee may unilaterally modify the terms of share options, in particular to reprice underwater options to provide for a lower exercise price.

There is no defined maximum opportunity under the EIP. The value of Executive Director awards under the EIP are approved by the Committee and reflect the role, duties and responsibilities currently being undertaken by the individual.

The Committee can exercise discretion when setting the value of EIP awards for new Executive Directors taking into account such Executive Director’s total compensation package.

The Committee seeks to establish equity-based remuneration competitive to that offered by a set of comparable companies with whom the Company may compete for talent.

Vesting of EIP awards is generally subject to continued employment and may also be subject to the achievement of performance conditions aligned with the Company’s strategic plan. Whether performance measures shall apply, and if so, their weightings and the period over which performance is tested will be determined by the Committee.

The Committee has the discretion to utilise differing types of performance criteria, measures and performance periods for future option grants, should it believe they are more relevant.

The Committee may adjust the formulaic EIP outcome to ensure it takes account of any major changes to the Company (e.g. as a result of M&A activity) and is a fair reflection of the underlying financial performance of the Company over the performance period.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant. The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Further details, including the vesting terms and any performance targets attached to the EIP in respect of each year, will be disclosed in the relevant Annual Report on Remuneration.

The amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance with any financial reporting requirement under United States securities laws will be subject to clawback under the Company’s clawback policy.

SILENCE THERAPEUTICS PLC

Chair and Non-Executive Directors

Purpose and Link to Strategy	Operation	Maximum opportunity	Performance Metrics
Cash Fees

Set at a level that is sufficient to attract and retain high- calibre non-executives who contribute to the business.

Non-Executive Directors receive an annual retainer paid in cash, comprising a base fee plus additional fees for Committee Chairpersonship or membership.

Such fees are set based on peer group comparator data.

Non-Executive Directors who participate and serve on any membership committee or advisory board of or for the Company may also receive a retainer paid in cash annually or for each meeting attended. Such fees are set based on peer group comparator data.

The Chair’s fee is reviewed annually by the Committee (without the Chair present). Fee levels for the Non-Executive Directors are determined by directors upon the recommendation of the Committee.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non-Executive Directors, the Board may pay additional fees to recognise that additional workload.

		When reviewing fee levels, account is taken of market movements in the fees of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments.	Not performance-related. No claw-back applies in relation to fees.

Benefits

Set at a level that is sufficient to attract and retain high- calibre non-executives who contribute to the business.	Non-Executive Directors do not receive any benefits in connection with their roles other than Company life insurance and reimbursement of travel costs for attendance at Board meetings. This may be reviewed in the future.	When reviewing benefits, account is taken of market movements in the fees of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments.	Not performance-related. No claw-back applies in relation to benefits.

SILENCE THERAPEUTICS PLC

Equity Based Awards

Set a level that is sufficient to attract and retain high-calibre non-executives who contribute to the business.

Non-Executive Directors may receive equity awards under the EIP (or options, share appreciation rights, restricted shares, restricted share units or such other form as may be permitted by any other equity incentive plan operated by the Company from time to time), with careful consideration being made with respect to ensuring their independence. The Committee may, in its sole discretion, provide for deferred settlement of RSUs awarded to a Non-Executive Director.

With the approval of the Company’s shareholders, the Committee may unilaterally modify the terms of share options, in particular to reprice underwater options to provide for a lower exercise price.

There is no maximum award level for equity awards to Non-Executive Directors.

The size of the equity awards is determined by the full Board, upon recommendation of the Committee.

When reviewing equity-based awards, account is taken of market movements in the fees of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments.

Not performance related. No claw-back applies in relation to Non-Executive Director equity based awards.

Notes to the policy table

Legacy arrangements

For the duration of this policy, the Company will honour any commitments made in respect of current or former directors before the date on which either: (i) the policy becomes effective; or (ii) an individual becomes a director, even when not consistent with the policy set out in this report or prevailing at the time such commitment is fulfilled, in each case subject to the terms of any prior policy in place at the time such awards or commitments were granted or made, if applicable.

Performance conditions

The choice of annual bonus performance metrics reflects the Committee’s belief that any incentive remuneration should be appropriately challenging and tied to the delivery of key strategic objectives intended to ensure that Executive Directors are incentivised to deliver across a range of objectives for which they are accountable. The Committee has retained flexibility on the specific measures which will be used to ensure that any measures are fully aligned with the strategic imperatives prevailing at the time they are set.

The bonus targets for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Where used, performance conditions applicable to EIP awards (or other equity incentive plans operated by the Company from time to time) will be aligned with the Company’s objective of delivering superior levels of long-term value to shareholders. Prior to each award, the Committee has flexibility to select measures that are fully aligned with the strategy prevailing at the time awards are granted.

SILENCE THERAPEUTICS PLC

The Committee will review the calibration of targets applicable to the annual bonus, and the EIP in years where performance measures apply, annually to ensure they remain appropriate and sufficiently challenging, taking into account the Company’s strategic objectives and the interests of shareholders.

Recovery and withholding

On 8 November 2023, the board of directors of the Company adopted a new incentive compensation recoupment policy providing for the Company’s recoupment of recoverable incentive compensation that is received by certain executive officers of the Company under certain circumstances. Such claw-back policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608.

The Committee retains the discretion to update or amend the claw-back policy from time to time in order to maintain compliance with applicable laws, regulatory requirements and best practice from time to time.

Differences in remuneration policy between Executive Directors and other employees

The overall approach to reward for employees across the workforce is a key reference point when setting the remuneration of the Executive Directors. When reviewing the salaries of the Executive Directors, the Committee pays close attention to pay and employment conditions across the wider workforce and in normal circumstances (excluding promotions) the increase for Executive Directors will be no higher than the average increase for the general workforce.

The key difference between the remuneration of Executive Directors and that of our other employees is that, overall, at senior levels, remuneration is increasingly long-term, and “at risk” with an emphasis on performance-related pay linked to business performance and share-based remuneration. This ensures that remuneration at senior levels will increase or decrease in line with business performance and provides alignment between the interests of Executive Directors and shareholders.

Discretions retained by the Committee

The Committee will operate annual bonus arrangements and the EIP according to their respective rules (if any) and in accordance with any applicable legislation where relevant.

The Committee retains discretion, consistent with market practice, over a number of areas relating to the operation and administration of these arrangements and the policy in general. This includes, but is not limited to, the following:

•	The participants in incentive arrangements;

•	The timing of any awards or payments;

•	The size of any awards or payments and the vehicle with which they are delivered;

•	The treatment of outstanding awards on a change of control or other corporate events;

•	The treatment of leavers based on the rules of the plan (where applicable), the internal policies of the Company and appropriate treatments described therein;

•	Adjustments in certain circumstances (such as a rights issue, corporate restructuring or payment of a special dividend);

SILENCE THERAPEUTICS PLC

•	The applicability and selection of performance measures and targets applying each year;

•	Any adjustments to performance measures and targets to reflect changes in circumstances that are expected to have a material impact on the intended difficulty of the targets; and

•	Whether malus and/or clawback shall be applied to any award in the relevant circumstances and, if so, the extent to which it shall be applied.

The Committee retains the discretion to award ad hoc bonus payments in addition to annual bonus, or to adjust annual bonus and/or equity incentive awards, if an event or circumstance occurs which means outcomes do not reflect the overall business performance, individual contribution or external factors which impacts the workforce such as in connection with a corporate event such as a change of control. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration and may, as appropriate, be the subject of consultation with the Parent Company’s major shareholders.

The Committee will consider formulaic outcomes of incentive arrangements and will have the discretion to override these where appropriate, taking into account a holistic view of performance and/or wider stakeholder experience, such as in connection with a corporate event such as a change of control. Any use of the above discretions would, where relevant, be explained in the annual report on remuneration and may, as appropriate, be the subject of consultation with the Company’s major shareholders.

The Committee may make minor amendments to the policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval for that amendment.

Shareholder views

The Committee will consider shareholder feedback received following the AGM, as well as any additional feedback and guidance received from time to time when considering any significant changes to the Company’s remuneration arrangements. This feedback will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward. Assisted by its independent adviser, the Committee also actively monitors developments in the expectations of institutional investors and their representative bodies.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions and salary levels elsewhere in the Company these are highlighted for the attention of the Committee at an early stage and the Committee will take such employment considerations into account when setting directors’ remuneration.

Whilst the Committee does not currently consult directly with employees regarding its policy for directors, the Committee is considering the best method of bringing the employee voice to the boardroom.

Other Remuneration Policies

Executive Directors’ Service Contracts

Executive Directors have rolling service agreements (entered into with the Company or a subsidiary thereof) which may be terminated in accordance with the terms of these agreements. The period of notice for Executive

SILENCE THERAPEUTICS PLC

Directors (to be given by the employer or the Executive Director) will not normally exceed 12 months’ notice. The Executive Director’s service agreement is available for inspection at the Company’s registered office during normal business hours and will also be available to the public if required to be filed by the Parent Company with the SEC. The terms of the current Executive Director’s service contract are:

Name	Position	Date of amended and restated employment agreement	Notice period for the Executive
No notice period for the Company
Rhonda Hellums	Chief Financial Officer	5 March 2022	45 days’ for the Executive Director
Craig Tooman	Chief Executive Officer	5 March 2022	45 days’ for the Executive Director

The Executive Director may accept outside appointments, with prior Board approval, provided that these opportunities do not negatively impact on their ability to fulfil their duties to the Company. Whether any related fees are retained by the individual or are remitted to the Company will be considered on a case-by-case basis.

Executive Director Termination and Loss of Office Payments

The Company’s policy on remuneration for Executive Directors who leave the Company is set out below. The Committee will exercise its discretion when determining amounts that should be paid to leavers (other than in respect of the relevant leaver’s contractual entitlements which will be respected), taking into account the facts and circumstances of each case. If and where applicable, the Company may elect to make a payment in lieu of notice (“PILON”) equivalent in value to basic salary and contractual benefits for any unexpired portion of the notice period (but excluding any annual bonus or holiday entitlement that would have otherwise accrued during the notice period).

Where the Executive Director is terminated by the Company without “Cause” (as defined in the service agreement) or by the Executive Director for “Good Reason” (as defined in the service agreement), provided the Executive Director is not in breach of the restrictive covenants (including post-termination) applicable to them, severance pay and any entitlements in respect of the year to the date of termination in accordance with the applicable terms shall be paid to an Executive Director as set out below, subject to the Executive Director signing a release and waiver of claims:

Element of pay / benefit	Termination other than within 12 months after a relevant “Change of Control” (as defined in the service agreement)	Termination within 12 months after a relevant “Change of Control” (as defined in the service agreement)
Salary	Monthly payments equal to base salary in accordance with normal payroll practices, less any applicable taxes and withholdings for a period of 6-12 months	Monthly payments equal to base salary in accordance with normal payroll practices, less any applicable taxes and withholdings for a period of 12-18 months

Bonus	Any unpaid short-term bonus for any completed performance period and a pro rata bonus for the year in which the termination occurs based on the achievement of applicable performance goals	Any unpaid short-term bonus for any completed performance period and a pro rata bonus for the year in which the termination occurs based on the achievement of applicable performance goals

SILENCE THERAPEUTICS PLC

Element of pay / benefit	Termination other than within 12 months after a relevant “Change of Control” (as defined in the service agreement)	Termination within 12 months after a relevant “Change of Control” (as defined in the service agreement)

Benefits	Provided continuation coverage is elected, payment of the amount of COBRA premiums that exceeds the monthly amount that would have been paid prior to termination, less any applicable taxes and withholdings until the earliest of (i) 6-12 months post termination; (ii) the date the executive first becomes eligible for healthcare benefits with a subsequent employer; and (iii) the date the executive is no longer eligible for COBRA benefits	Provided continuation coverage is elected, payment of the amount of COBRA premiums that exceeds the monthly amount that would have been paid prior to termination, less any applicable taxes and withholdings until the earliest of (i) 12-18 months post termination; (ii) the date the executive first becomes eligible for healthcare benefits with a subsequent employer; and (iii) the date the executive is no longer eligible for COBRA benefits

Equity awards	Awards treated in accordance with plan rules.	Awards vest in full on a Change of Control.

Where the Executive Director’s employment is terminated due to their incapacity or death, the Executive Director or their estate will be entitled to any unpaid short-term bonus for any completed performance period in such amount as may be earned and payable, if any, and a pro rata bonus for the year in which their termination occurs based on achievement of applicable performance goals. With respect to all vested equity awards, the Executive Director’s termination will be deemed a “Good Leaver Reason” or they will be deemed a “Good Leaver”, under the equity plan rules, as applicable.

The Company is against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. Statutory redundancy payments may be made. Service agreements may be terminated for cause and in certain circumstances, such as gross misconduct or any other material breach of the obligations under their employment contract without payment in lieu of notice if applicable or severance benefits. The Company may require the individual to work during their notice period (if applicable) or may place them on garden leave during which they would be entitled to full pay and benefits.

Except in the case of dismissal for cause or gross misconduct or resignation, the Company may at its absolute discretion reimburse for reasonable professional fees relating to the termination of employment and, where an Executive Director has been required to re-locate, to pay reasonable repatriation costs, including possible tax exposure costs and/or settle any other amount the Committee considers reasonable including any statutory entitlements or sums to settle or compromise claims or potential claims in connection with a termination (including, at the discretion of the Committee, reimbursement for legal advice and provision of outplacement services). If post-termination services are to be provided by the Executive Director, the Company may also enter into a consultancy agreement with such Executive Director on such terms as may be agreed between the Company and the Executive Director at the time.

Non-Executive Directors’ Terms of Engagement

All Non-Executive Directors have specific terms of engagement which may be terminated on not less than three months’ notice by either party. The Chairman’s terms of engagement may be terminated on not less than

SILENCE THERAPEUTICS PLC

six months’ notice by either party. For the purposes of this report, we have considered Iain Ross as a Non-Executive director as he is not considered an employee of the company.

The remuneration of Non-Executive Directors is determined by the Board within the limits set by the Articles and based on a review of fees paid to Non-Executive Directors of similar companies. Iain Ross was appointed as Interim Principal Executive Officer and Chairman on 15 December 2025, following the departure of Craig Tooman. In determining Mr Ross’s remuneration for this interim role, the Remuneration Committee resolved that his basic salary should increase to £25,000 per calendar month while he is Interim Principal Executive Officer as well as Chairman. In addition, Mr Ross was granted 900,000 share options in connection with his appointment to the interim role. Further details of this award, including the exercise price and vesting conditions, are set out in the Directors’ Share Awards table

A Board evaluation has been performed and the results of this exercise confirmed that all Non-Executive Directors were independent. The dates of appointment of each of the Non-Executive Directors serving as of 31 December 2025 are summarised in the table below:

Non-Executive Directors	Date of appointment	Date of appointment letter/reappointment letter
James Ede-Golightly	14 December 2025	14 December 2025
Dave Lemus	21 June 2018	3 August 2020
Tim McInerney	5 May 2025	5 May 2025
Iain Ross	25 April 2019. Addendum 14 December 2025	21 September 2020. Addendum 14 December 2025

Non-Executive Directors’ terms of engagement are available for inspection at the Company’s registered office during normal business hours and will be available for inspection at the AGM.

On termination of a Non-Executive Director’s appointment, the Company may enter into a consultancy agreement with such Non-Executive Director on such terms as may be agreed between the Company and the Non-Executive Director at the time.

Remuneration for New Appointments

Where it is necessary to recruit or replace an Executive Director, the Committee has determined that the new Executive Director will receive a compensation package in accordance with the provisions of the policy.

In setting base salaries for new Executive Directors, the Committee will consider the existing salary package of the new Director and the individual’s level of experience.

In setting the annual performance bonus, the Committee may wish to set different performance metrics (to those of other Executive Directors) in the first year of appointment. Where it is appropriate to offer a below-median salary on initial appointment, the Committee will have the discretion to allow phased salary increases over a period of time for a newly appointed Director, even though this may involve increases in excess of inflation and the increases awarded to the wider workforce.

The Committee may make buy out awards to a new Executive Director to facilitate the recruitment process. The amount of any such award would not exceed the expected value being forfeited and, to the extent possible, would mirror the form of payment, timing and degree of conditionality. Where awards are granted subject to performance conditions, these would be relevant to Silence Therapeutics plc. Any such award would only be

SILENCE THERAPEUTICS PLC

made in exceptional circumstances and shareholders would be informed of any such payments at the time of appointment. Share-based awards would be made under the EIP or any successor plan.

In respect of internal appointments, any commitments entered in respect of a prior role, including variable pay elements, may be allowed to pay out according to their prior terms.

For external and internal appointments, the Committee may consider it appropriate to pay reasonable relocation or incidental expenses, including reasonable legal expenses. Tax equalisation may be considered if a Director is adversely affected by taxation due to their employment or engagement with the Company.

The terms of appointment for a Non-Executive Director would be in accordance with the remuneration policy for Non-Executive Directors as set out in the policy table.

Remuneration scenario for Executive Director

The charts below show an estimate of the 2026 remuneration package for the Executive Director, Rhonda Hellums, under three assumed performance scenarios and these scenarios are based on the policy set out above which will be applicable if it is approved. No performance obligations apply to equity-based awards so they are not included.

Minimum (comprising fixed pay only)

Base salary as at 1 January 2026 of $502 thousand.

Target

Fixed pay as above.

Assumes target bonus of 45% of base salary.

Maximum

Fixed pay as above.

Assumes maximum bonus payout of 100% of base salary.

CFO
1200
1000
800
600
400
200
0
1
30
502
1
30
502
1
30
502
Minumum
Target
Maximum
Salary
Benefits
Pension
Bonus

SILENCE THERAPEUTICS PLC

Remuneration Committee (the Committee)

Governance

In its decision-making process, the Committee takes account of information from both internal and independent sources and AON Solutions UK Ltd surveys. AON Solutions UK Ltd were appointed as remuneration consultants by the Committee based on their experience in the industry and relevant geographies via a tender process. AON Solutions UK Ltd advises the Committee on all aspects of senior executive remuneration and has kept the Committee up to date on remuneration trends and corporate governance best practice. AON Solutions UK Ltd does not have any other connection with the Company and is considered to be independent by the Committee. During the year ended 31 December 2025, fees charged by AON Solutions UK Ltd amounted to approximately £56 thousand (2024: £43 thousand).

The current members of the Committee are Tim McInerney (Chair), James Ede-Golightly, and Dave Lemus. All members of the Committee are deemed to be independent.

The Company’s Chief Executive or Interim Principal Executive Officer and Chief Financial Officer provide updates to the Committee, as required, to ensure that the Committee is fully informed about pay and performance issues throughout the Company. The Committee takes these factors into account when determining the remuneration of the Executive Directors and senior executives.

No Executive Director or employee can participate in any discussion directly relating to their own personal conditions of service or remuneration.

No conflicts of interest have arisen during the year and none of the members of the Committee has any personal financial interest in the matters discussed, other than as option holders. The fees of the Non-Executive Directors are approved by the Board on the joint recommendation of the Committee and the Chief Executive Officer.

Director	Meetings attended
James Ede-Golightly	4/5
Michael Davidson	2/5
Dave Lemus	5/5
Tim McInerney	4/5

Role

The Committee’s principal function is to support the Company’s strategy by ensuring that those individuals responsible for delivering the strategy are appropriately incentivised through the operation of the Company’s remuneration policy. In determining the Company’s current policy, and in constructing the remuneration arrangements for Executive Directors and senior employees, the Board, advised by the Committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest calibre, and align incentives with shareholder interest.

The Committee is responsible for:

•

setting a remuneration policy that is designed to promote the long-term success of the Company, including pension rights and any compensation payments, and review the on-going appropriateness and relevance of the remuneration policy;

•	ensuring that the remuneration of the Executive Director and other senior executives reflects both their individual performance and their contribution to the overall Company results;

SILENCE THERAPEUTICS PLC

•

determining the terms of employment and remuneration of the Executive Director and senior executives, including recruitment and retention terms, whilst having regard to pay and employment conditions across the Company or group;

•	ensuring that contractual terms on termination, and any payments made, are fair to the individual, and the Company, that failure is not rewarded and that the duty to mitigate loss is fully recognised;

•	approving the design and performance targets of any annual incentive arrangements that include the Executive Director and senior executives;

•	approving the design and performance targets, where applicable, of all share incentive plans requiring shareholder approval;

•	rigorously assessing the appropriateness and subsequent achievement of the performance targets related to any incentive arrangements;

•	determining each year whether awards will be made under the incentive arrangements, and if so, the overall amount of such awards;

•	recommending to the Board the fees to be paid to the Chair. The Chair is excluded from this process;

•	gathering and analysing appropriate data from comparator companies in the biotech sector;

•	the selection and appointment of the external advisers to the Committee to provide independent remuneration advice where necessary;

•	approval to amend Remuneration Committee Charter to comply with Nasdaq requirements;

•

each member of the committee will satisfy: (a) the independence and other requirements imposed by applicable law and the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”); and (b) any other qualifications determined by the board; and

•

the chairperson will have the delegated authority to act on behalf of the committee in connection with (a) the negotiation and execution of engagement letters of compensation consultants, legal counsel or other advisors to be retained by the committee and (b) as may otherwise be determined by the committee.

SILENCE THERAPEUTICS PLC

Pay-for-Performance Scenario Analysis

The charts below provide an estimate of the potential reward opportunities for the Executive Director, and the potential split between different elements of remuneration under two performance scenarios: “Earned” and “Minimum”. Rhonda Hellums (1)

Compensation
800
700
600
500
400
300
200
100
0
226
30
1
502
30
1
502
Earned
Minimum - Fixed
Salary
Benefits
Pension
Bonus

Amounts are shown in thousands (GBP).

The EIP award amounts shown represents the amount as shown in the directors’ remuneration table.

(1)	Compensation amounts for Rhonda Hellums are for the service period of 1 January 2026 to 31 December 2026.

Annual Report on Remuneration

This section of the Remuneration report provides details of how our remuneration policy was implemented during the financial year ended 31 December 2025, and how it will be implemented during the year ending 31 December 2026.

This report splits certain information into that for Executive Directors and that for Non-Executive Directors.

Audited Information

Directors’ Remuneration—financial year ended 31 December 2025

The total remuneration of the individual Directors who served during the period is shown below. Total remuneration is the sum of emoluments for the period in service as a director plus Company pension

SILENCE THERAPEUTICS PLC

contributions, and the value of long-term incentive awards vesting by reference to performance in the twelve months to 31 December 2025:

	Year	Basic Salary (a)	Benefits (b)	Bonus (c)	EIP (d)	Pension (e)	Total remuneration	Total fixed remuneration	Total Variable remuneration
		£000s	£000s	£000s	£000s	£000s	£000s	£000s	£000s
Executive Directors
Craig Tooman (f)	2025	513	1	211	—	26	751	540	211
	2024	494	1	281	—	24	800	519	281
Rhonda Heliums (h)	2025	15	1	124	—	1	141	17	124
Non-Executive Directors
Dave Lemus	2025	45	—	—	—	—	45	45	—
	2024	46	—	—	—	—	46	46	—
James Ede-Golightly (i)	2025	24	—	—	—	—	24	24	—
	2024	44	—	—	—	—	44	44	—
Michael Davidson (j)	2025	24	—	—	—	—	24	24	—
	2024	40	—	—	—	—	40	40	—
Tim McInerney (k)	2025	26	—	—	—	—	26	26	—
	2024	—	—	—	—	—	0	0	—
Iain Ross (g)	2025	98	—	—	—	—	98	98	—
	2024	92	—	—	—	—	92	92	—

Notes to the Remuneration Table

(a)	This is the amount earned in respect of the financial year.

(b)	This is the taxable value of benefits paid or payable in respect of the financial year.

(c)	For 2025, this is the total bonus earned under the annual bonus scheme in respect of the financial year (despite being paid in the following financial year, following determination of final outcomes).

(d)

There were no performance obligations linked to the equity-based awards. The value of equity-based awards in the form of options in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price. This was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Refer to “Scheme interests awarded in 2025” below. Share price appreciation did not impact the value of awards. No discretion was exercised, and the determination of the levels of awards were not impacted, as a result of share price appreciation.

(e)	The amount shown relates to company contributions to the defined contribution scheme, plus any cash in lieu.

(f)	Mr. Tooman served as CEO until he resigned on 14 December 2025.

(g)

Mr. Ross was appointed Interim Principal Executive Officer on 15 December 2025, we have presented his compensation for the entire year as Mr. Ross was a non-executive director prior to his appointment to this role.

(h)	Ms. Hellums was appointed as a director on 18 December 2025. We have presented her compensation from the time she was appointed.

(i)

Mr. Ede-Golightly served as a director until he resigned on 26 June 2025. He was reappointed to his position 14 December 2025. He received no compensation for the period when he was not serving as a director.

SILENCE THERAPEUTICS PLC

(j)	Mr. Davidson served as a director until he resigned on 11 August 2025.

(k)	Mr. McInerney was appointed as a director on 5 May 2025.

Annual Performance Bonus—2025

In 2025, all employees were eligible for an annual discretionary cash bonus, whereby performance objectives are established at the beginning of the financial year by reference to suitably challenging corporate goals. Non-Executive Directors are not eligible for annual performance bonuses.

The Executive Director’s, Craig Tooman’s, maximum bonus opportunity was 60% of salary (£308,000), with performance tested wholly against corporate goals. For all other employees the maximum bonus opportunities ranged from 8% to 40% of salary, depending on grade and the percentage attributable to individual goals for employees range from 30% to 150% depending on level.

Bonus payments are not pensionable.

The achievement against the scorecard of corporate goals was as follows:

Target	Weighting	2025 Achievement
	%	%
Deliver on partnering and management of capital	30%	10%
Deliver on clinical milestones	30%	32%
Sustain competitive platform	15%	5%
Manufacturing, compliance and quality	15%	20%
Corporate execution and resilient operations	10%	9%

Total	100%	76%

Achievement against objectives is given careful consideration by the Committee prior to finalisation. Each objective is reviewed for overall achievement. For some objectives, further entitlement was approved as the goals were overachieved. The Committee acknowledged the team’s significant progress in advancing our clinical-stage programmes in 2025, further financing key programmes, and expanding the U.S. investor base. Therefore, the Board determined an achievement score of 76% was fair and justifiable.

The Committee reviewed the formulaic outcome of the scorecard and concluded that the scorecard outcome, as shown above, reflected the performance of the Executive Directors in the year. The resulting annual bonus award was at 41% of salary (£211,000).

Scheme Interests

During the year ended 31 December 2025, Craig Tooman was awarded share option awards under the EIP scheme, details of which are summarised in the table below. EIP awards were granted under the Silence Therapeutics plc 2023 Equity Incentive Plan and were based on an industry peer analysis.

SILENCE THERAPEUTICS PLC

Directors share awards

Individual	Date of Grant	At 1 Jan 2025	Awarded	Exercised	Cancelled	At 31 Dec 2025	Exercise price ($/share)	Gain on exercises during the year (£000s)	Earliest date of exercise	Last date of exercise
Iain Ross	10/06/2019	250,000	—	—	—	250,000	$2.53	—	10/06/2020	10/06/2029
	10/06/2019	250,000	—	—	—	250,000	$0.80	—	10/06/2020	10/06/2029
	21/05/2020	150,000	—	—	—	150,000	$0.07	—	25/04/2022	21/05/2030
	21/05/2020	350,000	—	—	—	350,000	$5.87	—	21/08/2020	21/05/2030
	01/06/2022	90,000	—	—	—	90,000	$7.87	—	02/06/2022	01/06/2032
	14/09/2023	90,000	—	—	—	90,000	$5.13	—	14/10/2023	14/09/2033
	01/04/2024	90,000	—	—	—	90,000	$5.90	—	02/04/2024	01/04/2034
	01/02/2025	—	90,000	—	—	90,000	$2.40	—	02/02/2025	01/02/2035
	14/12/2025	—	900,000	—	—	900,000	$2.08	—	14/01/2026	14/12/2035
Dave Lemus	01/06/2022	48,000	—	—	—	48,000	$7.87	—	02/06/2022	01/06/2032
	14/09/2023	48,000	—	—	—	48,000	$5.13	—	14/10/2023	14/09/2033
	01/04/2024	48,000	—	—	—	48,000	$5.90	—	02/04/2024	01/04/2034
	01/02/2025	—	48,000	—	—	48,000	$2.40	—	02/02/2025	01/02/2035
James Ede-Golightly	06/01/2022	48,000	—	—	—	48,000	$7.87	—	02/06/2022	01/06/2032
	14/09/2023	48,000	—	—	20,001	27,999	$5.13	—	14/10/2023	09/12/2033
	01/04/2024	48,000	—	—	25,332	22,668	$5.90	—	02/04/2024	01/04/2034
	01/02/2025	—	48,000	—	41,334	6,666	$2.40	—	02/02/2025	01/02/2035
	22/12/2025	—	90,000	—	—	90,000	$2.08	—	22/01/2026	22/12/2035
Michael Davidson	01/06/2022	48,000	—	—	—	48,000	$7.87	—	02/06/2022	05/11/2026
	14/09/2023	48,000	—	—	18,666	29,334	$5.13	—	14/10/2023	05/11/2026
	01/04/2024	48,000	—	—	22,668	25,332	$5.90	—	02/04/2024	05/11/2026
	01/02/2025	—	48,000	—	38,667	9,333	$2.40	—	02/02/2025	05/11/2026
Tim McInerney	01/02/2025	—	48,000	—	—	48,000	$2.40	—	02/02/2025	01/02/2035
Craig Tooman	01/06/2021	579,999	—	—	—	579,999	$7.02	—	01/06/2022	14/12/2026
	01/06/2022	264,999	—	—	—	264,999	$7.87	—	02/06/2022	14/12/2026
	21/02/2022	375,000	—	—	7,812	367,188	$6.33	—	21/03/2022	14/12/2026
	16/09/2022	900,000	—	—	300,000	600,000	$3.86	—	16/10/2022	14/12/2026
	01/05/2023	2,100,000	—	—	568,752	1,531,248	$5.13	—	02/05/2023	14/12/2027
	14/09/2023	216,960	—	—	—	216,960	$3.33	—	14/09/2024	14/12/2027
	01/04/2024	650,880	—	—	—	650,880	$5.90	—	01/04/2025	14/12/2027
	01/02/2025	—	900,000	—	—	900,000	$2.40	—	01/02/2026	14/12/2027
Rhonda Hellums	29/04/2021	75,000				75,000	$8.14		29/04/2022	29/04/2031
	01/06/2022	55,998				55,998	$7.87		02/06/2022	06/01/2032
	21/02/2022	150,000				150,000	$6.33		21/03/2022	21/02/2032
	16/09/2022	375,000				375,000	$3.86		16/10/2022	16/09/2032
	01/05/2023	600,000				600,000	$5.13		02/05/2023	01/05/2033
	14/09/2023	79,506				79,506	$3.33		14/09/2024	14/09/2033
	01/04/2024	238,518				238,518	$5.90		01/04/2025	01/04/2034
	01/02/2025	—	375,000			375,000	$2.40		01/02/2026	01/02/2035

Scheme interests awarded in 2025

Name	Date of grant	Number of Shares awarded(1)	Exercise Price	Face Value(2) £000s	Vesting Schedule
Craig Tooman	02/01/2025	900,000	$2.40	1,602	Note 3
Iain Ross	02/01/2025	90,000	$2.40	160	Note 4
Iain Ross	14/12/2025	900,000	$2.08	1,390	Note 3
Dave Lemus	02/01/2025	48,000	$2.40	85	Note 4
James Ede-Golightly	02/01/2025	48,000	$2.40	85	Note 4
James Ede-Golightly	22/12/2025	90,000	$2.15	144	Note 4
Tim McIernney	05/05/2025	48,000	$1.30	46	Note 4
Michael Davidson	02/01/2025	48,000	$2.40	85	Note 4
Rhonda Hellums	02/01/2025	375,000	$2.40	667	Note 3

SILENCE THERAPEUTICS PLC

1.

The awards to the former CEO were based on a third-party analysis of CEO grant values in the Company’s peer market group. The awards to the Executive Directors were based on a fixed number of shares for each position.

2.	Face value is calculated as the market value of underlying shares at the date of grant, or exercise price for the number of shares awarded.
3.	Share options vest 25% at first anniversary of grant then equal monthly vesting tranches for 36 months. These awards are not subject to any performance conditions.
4.	Share options vest in 36 equal monthly vesting tranches starting from the month of grant. These awards are not subject to any performance conditions.
5.	Share options vest in 12 equal monthly vesting tranches starting from the month of grant. These awards are not subject to any performance conditions.

Directors’ interests in shares at 31 December 2025

Director	Total shares owned outright plus vested options	Shares Owned outright	Percentage of issued share capital	Options: Vested but not exercised	Options: Unvested but subject to performance	Options: Unvested and not subjected to performance
Current directors
Craig Tooman(1)	3,782,508	33,486	2.67%	3,749,022	1,362,252	—
Iain Ross	1,282,437	39,942	0.91%	1,242,495	—	1,017,498
Dave Lemus	136,860	7,527	0.10%	129,333	—	62,667
James Ede-Golightly	120,333	15,000	0.08%	105,333	—	90,000
Tim McInerney	9,333	—	0.01%	9,333	—	38,667
Dr. Michael Davidson(2)	124,992	12,993	0.09%	111,999	—	—
Rhonda Hellums	1,115,343	1,500	0.79%	1,113,843	—	835,179

No options were exercised in the year.

Directors are encouraged to build a meaningful shareholding so as to align their interests with those of shareholders but no formal shareholding requirements applied during 2025.

1	Craig Tooman resigned as a director on 14 December 2025. His interests are shown as at his date of cessation.
2	Dr. Michael Davidson resigned as a director on 11 August 2025. His interests are shown as at his date of cessation.

Unaudited Information

Performance Graph and Table

The following graph shows Silence’s cumulative Total Shareholder Return (TSR) relative to the Nasdaq Biotech Index.

SILENCE THERAPEUTICS PLC

TSR is defined as the return on investment obtained from holding a company’s shares over a period. It includes dividends paid, the change in capital value of the shares and any other payment made to or by shareholders within the period:

140
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80
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20
0
03/26/21
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Silence Therapeutics (SLN-US)
NASDAQ / Biotechnology (NBI-NAS)

Aligning Pay with Performance

CEO remuneration compared with annual growth in TSR:

The total remuneration figure for the former CEO (Craig Tooman) is shown in the table below, along with the value of bonuses paid in respect of the year, and fair value of options granted, as a percentage of the total remuneration. Craig Tooman’s remuneration has been included as he was the CEO for the majority of 2025.

2025	Craig Tooman £000s
Total remuneration	751
Actual bonus as a % of the remuneration	28%
Actual share award as % of the remuneration	0%

2024	Craig Tooman £000s
Total remuneration	800
Actual bonus as a % of the remuneration	35%
Actual share award as % of the remuneration	0%

SILENCE THERAPEUTICS PLC

2023	Craig Tooman £000s
Total remuneration	923
Actual bonus as a % of the remuneration	46%
Actual share award as % of the remuneration	0%

2022	Craig Tooman £000s
Total remuneration	643
Actual bonus as a % of the remuneration	35%
Actual share award as % of the remuneration	0%

*	As 2021 was the first year reported since listing on NASDAQ and therefore the first year for which this disclosure is required, it is not possible to provide meaningful comparative data.

Percentage Change in Remuneration of the Directors and Employees

Set out below is the change over the prior period in base salary, benefits, pension and annual performance bonus for the Directors and the Company’s employees. Only Directors in office during any part of the 2025 year have been included below.

	Salary % Change 2024 vs 2025	Benefits % Change 2024 vs 2025	Bonus % Change 2024 vs 2025
Craig Tooman (Note 3)	4%	17%	-25%
Iain Ross(2)	7%	Note 1	Note 1
Rhonda Hellums(4)	N/A	Note 1	Note 1
Dave Lemus	(2)%	Note 1	Note 1
James Ede-Golightly	(46)%	Note 1	Note 1
Dr. Michael Davidson	(40)%	Note 1	Note 1
Tim McInerney(5)	N/A	N/A	N/A
All employees excl. directors	5%	3%	-5%

	Salary % Change 2023 vs 2024	Benefits % Change 2023 vs 2024	Bonus % Change 2023 vs 2024
Craig Tooman (Note 3)	4%	1%	-34%
Iain Ross	(3)%	Note 1	Note 1
Dave Lemus	(3)%	Note 1	Note 1
James Ede-Golightly	(3)%	Note 1	Note 1
Dr. Michael Davidson	(3)%	Note 1	Note 1
All employees excl. directors	5%	3%	-5%

	Salary % Change 2022 vs 2023	Benefits % Change 2022 vs 2023	Bonus % Change 2022 vs 2023
Craig Tooman (Note 3)	16%	94%	92%
Iain Ross	4%	Note 1	Note 2
Dave Lemus	4%	Note 1	Note 1
James Ede-Golightly	2%	Note 1	Note 1
Dr. Michael Davidson	2%	Note 1	Note 1
All employees excl. directors	3%	3%	10%

SILENCE THERAPEUTICS PLC

	Salary % Change 2021 vs 2022	Benefits % Change 2021 vs 2022	Bonus % Change 2021 vs 2022
Iain Ross	(25)%	Note 1	Note 2
Dave Lemus	(16)%	Note 1	Note 1
James Ede-Golightly	(20)%	Note 1	Note 1
Dr. Michael Davidson	(33)%	Note 1	Note 1
All employees excl. directors	3%	3%	4%

	Salary % Change 2020 vs 2021	Benefits % Change 2020 vs 2021	Bonus % Change 2020 vs 2021
Iain Ross	Note 1	Note 1	Note 2
Dave Lemus	22%	Note 1	Note 1
James Ede-Golightly	22%	Note 1	Note 1
Dr. Michael Davidson	N/A	N/A	N/A
All employees excl. directors	4%	3%	4%

	Salary % Change 2019 vs 2020	Benefits % Change 2019 vs 2020	Bonus % Change 2019 vs 2020
Iain Ross	Note 1	Note 1	Note 1
Dave Lemus	13%	Note 1	Note 1
James Ede-Golightly	13%	Note 1	Note 1
Dr. Michael Davidson	N/A	N/A	N/A
All employees excl. directors	4%	3%	4%

1.	Non-executive directors were not entitled to a bonus in any year, which the exception of Iain Ross. They were not entitled to benefits in any year.
2.

Iain Ross was appointed as Executive Chairman on 17 December 2019. Base salary included additional remuneration of £9 thousand (exclusive of VAT) relating to duties undertaken in December 2019 as Executive Chairman. This amount was billed by lain Ross’ consultancy company (Gladstone Consulting Partnership) in January 2020. Iain Ross was paid £15 thousand (exclusive of VAT) on a monthly basis until one month following the appointment of a new CEO. In 2020, in recognition of the additional Executive responsibilities and in addition to his monthly Chairman/Director fees of £10 thousand per month Mr Ross was paid an additional remuneration of £15 thousand per month invoiced through his consultancy firm Gladstone Consultancy Partnership for the period 1 January to—31 May 2020. In the absence of a permanent CEO appointment, on 1 June Mr Ross signed an employment contract immediately terminable 1 month following the appointment of a new CEO. For the period 1 June—14 October 2020 Mr Ross was paid £30 thousand per month plus benefits including a contribution to pension and private healthcare insurance of £3 thousand. On 14 September 2020 Mr Ross reverted to his role as Non-executive Chairman and from 1 month after this date reverted to his monthly fees of £10 thousand per month. On signing the employment agreement effective 1 June 2020 Mr Ross was paid a one-off bonus of £75 thousand in respect of services rendered 17 December 2019 -31 May 2020. Upon completion of his time as Interim Executive Chairman Mr Ross was paid a further one-off bonus of £80 thousand in respect of services rendered during the remainder of his time in this Executive role. Throughout 2021, Iain maintained a salary of £10 thousand per month. He was not paid a bonus or benefits in either 2021 or 2022. In 2023, he was paid a bonus of £50 thousand. On 14 December 2025, Mr. Ross was appointed as Interim Principal Executive Officer with remuneration of £25,000 per month.

3.	Craig Tooman was appointed as a Director (Chief Executive Officer) on 21 February 2022 and therefore prior year data is not available.

SILENCE THERAPEUTICS PLC

4.	Rhonda Hellums was appointed as director in 2025 and as such there is no comparable data for the prior year.
5.	Tim McInerney was appointed as a director in 2025 and as such there is no comparable data for the prior year.

Relative Importance of Spend on Pay

Total revenue and research and development expenditure have been selected as comparators for the employee costs as these two financial measures are strong indicators of the activity within the Company and of its performance.

	2024	2025	Change
	£000/number	£000/number	%
Total employee remuneration	29,838	22,601	(24)%
Average number of employees	116	104	(10)%
Revenue	33,833	423	(99)%
Research and development expenditure	53,304	51,299	(4)%

No dividends distributions or share buyback transactions occurred in either 2024 or 2025.

Statement of Implementation of Policy in 2026

Base Salary: The January 2026 target base salary increase was an average of 5% for all eligible employees. There was a 3% increase in Rhonda Hellums’ base salary to $502,421.

Pension and Benefits: In 2026, Rhonda Hellums is eligible for the same benefits as provided to all senior employees being health insurance, long-term disability, life insurance. Rhonda Hellums is also entitled to a 100% match of 401k contributions up to 6% of her respective base salary or the maximum allowed by IRS rules.

Annual Performance Bonus: For 2026, Rhonda Hellums’ annual cash bonus target pay-outs will be 45% of annual base salary. The Committee considers overall corporate performance and individual performance when determining the final bonus amount to be awarded to an Executive Director. Performance will be tested against targets set by the Committee at the start of the year and will comprise 100% corporate goals for Rhonda Heliums. The Company’s 2026 corporate objectives are weighted as follows:

The following tables sets out the Company’s performance objectives for 2026.

	Objective	Weighting
1	Deliver on partnering and management of capital	25.0%
2	Deliver on clinical milestones	40.0%
3	Sustain competitive platform	7.5%
4	Manufacturing, compliance and quality	20.0%
5	Corporate execution and resilient operations	7.5%

	TOTAL	100%

Specific targets are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

SILENCE THERAPEUTICS PLC

Payments for Loss of Office and Payment to Former Directors (audited information)

There were no loss of office payments or payment to former directors in 2025. The Committee has applied discretion on the treatment of Craig as a good leaver. The committee is currently in the process of finalising the separation/termination agreement with Craig and the details of his payment for loss of office will be disclosed in the 2026 annual report on Directors Remuneration.

Shareholder voting on remuneration matters at AGM

The table below sets out the votes cast at our AGM in May 2025 in respect of the previous Directors’ Remuneration Report and the votes cast at our AGM in May 2024 in respect of the Directors’ Remuneration Policy:

	Votes for		Votes against		Votes withheld
	%	Number	%	Number	Number
Directors’ Remuneration Report	97.5%	70,798,897	2.5%	1,838,213	5,620,278
Directors’ Remuneration Policy	79.5%	47,398,493	20.6%	12,260,915	1,159,296

Tim McInerney

Chair of the Remuneration Committee

SILENCE THERAPEUTICS PLC—Annual General Meeting 2026—Form of Proxy You may appoint a proxy at uk.investorcentre.mpms.mufg.com instead of using this form. Annual General Meeting of Silence Therapeutics plc to be held on Tuesday, June 16, 2026, at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at 221 River Street, 9th Floor, Hoboken, NJ 07030 Account Name: IVC: For guidance on how to complete this Form of Proxy please refer to the Notice of Meeting on the Company’s website. I/We being (a) member/members hereby appoint the Chair of the meeting/the following person: Name of proxy (if not the Chair of the meeting): Number of ordinary shares appointed over: (if less than your full voting entitlement) as my/our proxy, to attend, speak and vote on my/our behalf at the Annual General Meeting of Silence Therapeutics, plc to be held at 221 River Street, 9th Floor, Hoboken, NJ 07030 on June 16, 2026 at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) and at any adjournment thereof. Please put an ‘X’ in the box opposite if this proxy appointment is one of multiple appointments being made: Please indicate with an ‘X’ below how you would like your proxy to vote on your behalf on the resolutions. Resolutions: For Against Withheld 1 To re-appoint Rhonda Hellums as a director who retires in accordance with the articles of association 2 To re-appoint James Ede-Golightly as a director who retires in accordance with the articles of association 3 To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement 4 To ratify the appointment of PricewaterhouseCoopers LLP, as our U.S. independent registered public accounting firm for the year ending December 31, 2026 5 To re-appoint PricewaterhouseCoopers LLP, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders 6 To authorize the Audit and Risk Committee to determine our U.K.statutory auditors’ remuneration for the year ending December 31, 2026 7 To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2025 8 To approve the director’s remuneration report for the year ended December 31, 2025, which is set forth in Annex A to the proxy statement

9 To approve the application of Article 159 of the articles of association to the conclusion of the next annual general meeting of the Company If you intend attending the meeting in person please place a ‘X’ in the box opposite Signature:___________________________________________________________ Date:________________ Please send this Form of Proxy in an envelope to FREEPOST PXS 1. Shareholders outside the United Kingdom should send this Form of Proxy to MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom. 1 To appoint as a proxy a person other than the Chair of the meeting insert their full name in the space provided. To appoint more than one proxy, (an) additional proxy form(s) may be obtained by contacting the Registrars or you may photocopy this form. If you appoint more than one proxy, each proxy must be appointed to exercise the rights attached to a different share or shares held by you. Please indicate in the box next to the proxy’s name the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and dated and should be returned together in the same envelope. A proxy need not be a member of the Company. Completion and return of the Form of Proxy will not preclude you from attending and voting in person at the AGM (or adjourned AGM) if you wish to do so. 2 Any alterations made to this Form of Proxy should be initialled. 3 Unless otherwise indicated on the Form of Proxy, CREST, Proxymity or any other electronic voting instruction, the proxy will vote as they think fit or, at their discretion, withhold from voting 4 This Form of Proxy must arrive not later than the voting deadline specified on the Notice of Meeting during usual business hours accompanied by any power of attorney under which it is executed (if applicable). Please return the Form of Proxy to the Registrar in an envelope addressed to FREEPOST PXS 1. Please note that delivery using this service can take up to five business days. Shareholders outside the United Kingdom should send this Form of Proxy to MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom. 5 A corporation must execute the Form of Proxy under either its common seal or the hand of a duly appointed officer or attorney. 6 The Form of Proxy is for use in respect of the shareholder account specified overleaf only and should not be amended or submitted in respect of a different account. 7 The ‘Vote Withheld’ option is to enable you to abstain on any particular resolution. Such a vote is not a vote in law and will not be counted in the votes ‘For’ and ‘Against’ a resolution. 8 In the case of joint holders, the signature of only one of the joint holders is required but, if more than one votes, the vote of the first named on the Register of Members will be accepted to the exclusion of the other joint holders. 9 If more than one Form of Proxy is returned, either by paper or electronic communication, the proxy received last by the registrar before the latest time for the receipt of proxies (as set out in note 4) will take precedence. 10 If you have any questions about completing this form, please contact MUFG Corporate Markets by email at shareholderenquiries@cm.mpms.mufg.com or call them on Freephone 0371 664 0300 if calling from the UK or on +44 (0) 371 664 0300 if calling from outside the UK. Lines are open 9.00 am to 5.30 pm Monday to Friday.